Exhibit 2.1

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                            Stock Purchase Agreement

                            Made as of July 19, 2004

                                     Between

                             Denbury Resources Inc.

                                       and

                          Newfield Exploration Company




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                                                   Table of Contents



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ARTICLE 1 DEFINITIONS.............................................................................................1
         1.1      DEFINITIONS.....................................................................................1
         1.2      RULES OF CONSTRUCTION..........................................................................13

ARTICLE 2 SALE AND TRANSFER OF SHARES; CLOSING...................................................................13
         2.1      SHARES.........................................................................................13
         2.2      PURCHASE PRICE.................................................................................13
         2.3      CLOSING........................................................................................13
         2.4      CLOSING OBLIGATIONS............................................................................14
         2.5      PURCHASE PRICE ADJUSTMENT......................................................................14
         2.6      ADJUSTMENT PROCEDURE...........................................................................15

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................16
         3.1      ORGANIZATION AND GOOD STANDING.................................................................16
         3.2      AUTHORITY; NO CONFLICT.........................................................................16
         3.3      CAPITALIZATION.................................................................................17
         3.4      FINANCIAL STATEMENTS...........................................................................18
         3.5      BOOKS AND RECORDS..............................................................................18
         3.6      NON-OIL AND GAS REAL PROPERTY..................................................................19
         3.7      NON-OIL AND GAS FIXTURES AND EQUIPMENT.........................................................19
         3.8      HSR ACT........................................................................................19
         3.9      OIL AND GAS INTERESTS..........................................................................20
         3.10     NO UNDISCLOSED LIABILITIES.....................................................................24
         3.11     TAXES..........................................................................................24
         3.12     CERTAIN PAYMENTS...............................................................................25
         3.13     EMPLOYEE BENEFITS..............................................................................26
         3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS................................26
         3.15     LEGAL PROCEEDINGS; ORDERS......................................................................27
         3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS..........................................................28
         3.17     APPLICABLE CONTRACTS...........................................................................29
         3.18     INSURANCE......................................................................................29
         3.19     ENVIRONMENTAL LAWS.............................................................................30
         3.20     EMPLOYEES......................................................................................32
         3.21     LABOR RELATIONS; COMPLIANCE....................................................................32
         3.22     DISCLOSURE.....................................................................................33
         3.23     RELATIONSHIPS WITH RELATED PERSONS.............................................................33
         3.24     BROKERS OR FINDERS.............................................................................33
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
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................33
         4.1      ORGANIZATION AND GOOD STANDING.................................................................34
         4.2      AUTHORITY; NO CONFLICT.........................................................................34
         4.3      INVESTMENT REPS................................................................................35
         4.4      FEDERAL AND STATE LEASES.......................................................................35
         4.5      CERTAIN PROCEEDINGS............................................................................36
         4.6      BROKERS OR FINDERS.............................................................................36

ARTICLE 5 COVENANTS OF SELLER PRIOR TO CLOSING DATE..............................................................36
         5.1      ACCESS AND INVESTIGATION.......................................................................36
         5.2      OPERATION OF THE BUSINESS OF THE COMPANY.......................................................36
         5.3      NEGATIVE COVENANTS.............................................................................37
         5.4      REQUIRED APPROVALS.............................................................................37
         5.5      NOTIFICATION OF BUYER..........................................................................37
         5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.....................................................38
         5.7      RELEASE OF THE COMPANY.........................................................................38
         5.8      BEST EFFORTS...................................................................................38

ARTICLE 6 COVENANTS OF BUYER PRIOR TO CLOSING DATE...............................................................38
         6.1      APPROVALS OF GOVERNMENTAL BODIES...............................................................38
         6.2      INTENTIONALLY DELETED..........................................................................39
         6.3      NOTIFICATION OF SELLER.........................................................................39
         6.4      BEST EFFORTS...................................................................................39

ARTICLE 7 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................39
         7.1      MATERIAL ADVERSE EFFECT ON THE COMPANY.........................................................39
         7.2      SELLER'S PERFORMANCE...........................................................................39
         7.3      CONSENTS.......................................................................................40
         7.4      ADDITIONAL DOCUMENTS...........................................................................40
         7.5      NO PROCEEDINGS.................................................................................41
         7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS............................................42

ARTICLE 8 CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE..................................................42
         8.1      MATERIAL ADVERSE EFFECT ON BENEFITS OF TRANSACTION.............................................42
         8.2      BUYER'S PERFORMANCE............................................................................42
         8.3      CONSENTS.......................................................................................42
         8.4      ADDITIONAL DOCUMENTS...........................................................................42
         8.5      NO PROCEEDINGS.................................................................................43

ARTICLE 9 TERMINATION............................................................................................44
         9.1      TERMINATION EVENTS.............................................................................44
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         9.2      EFFECT OF TERMINATION..........................................................................44

ARTICLE 10 ADDITIONAL AGREEMENTS.................................................................................44
         10.1     TAX MATTERS....................................................................................44
         10.2     INSURANCE......................................................................................48
         10.3     PRE-CLOSING DATE CLAIMS........................................................................48
         10.4     EMPLOYEES......................................................................................50
         10.5     COMPANY FILES..................................................................................50
         10.6     DISPUTE RESOLUTION.............................................................................50
         10.7     SEISMIC DATA...................................................................................52
         10.8     BUYER'S MMS AND STATE REGULATORY OBLIGATIONS...................................................52
         10.9     CHANGE OF THE COMPANY'S NAME; USE OF SELLER'S NAME.............................................53
         10.10    SUSPENSE ACCOUNT...............................................................................53
         10.11    FINANCIAL STATEMENTS...........................................................................54
         10.12    PRIVATE BONDS..................................................................................54
         10.13    RETAINED CLAIMS................................................................................54
         10.14    WAIVER OF DAMAGES..............................................................................55
         10.15    CERTAIN POST-CLOSING PAYMENTS..................................................................56
         10.16    NATURAL GAS SWAPS..............................................................................56
         10.17    MULTIPLE PARTY MSAs............................................................................57
         10.18    ASSUMPTION OF SHELL OIL GUARANTEE..............................................................57

ARTICLE 11 INDEMNIFICATION; REMEDIES.............................................................................57
         11.1     SURVIVAL AND KNOWLEDGE; DISCLAIMERS AND WAIVERS................................................57
         11.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER...............................................60
         11.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER................................................60
         11.4     TIME LIMITATIONS...............................................................................61
         11.5     LIMITATIONS ON AMOUNT--SELLER..................................................................61
         11.6     LIMITATIONS ON AMOUNT--BUYER...................................................................62
         11.7     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS..............................................62
         11.8     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS....................................................63
         11.9     EXPRESS NEGLIGENCE RULE........................................................................64

ARTICLE 12 GENERAL PROVISIONS....................................................................................64
         12.1     EXPENSES.......................................................................................64
         12.2     PUBLIC ANNOUNCEMENTS...........................................................................64
         12.3     CONFIDENTIALITY, NO SOLICITATION, NO TRADE.....................................................65
         12.4     NOTICES........................................................................................67
         12.5     JURISDICTION; SERVICE OF PROCESS...............................................................68
         12.6     FURTHER ASSURANCES.............................................................................68
         12.7     WAIVER.........................................................................................68
         12.8     ENTIRE AGREEMENT AND MODIFICATION..............................................................69
         12.9     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.............................................69
         12.10    SEVERABILITY...................................................................................69
         12.11    TIME OF ESSENCE................................................................................69
         12.12    GOVERNING LAW..................................................................................69
         12.13    COUNTERPARTS...................................................................................70
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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made as of July 19, 2004, by and between Newfield Exploration Company, a Delaware corporation ("Buyer"), and Denbury Resources Inc., a Delaware corporation ("Seller").

     WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding common stock, par value $0.001 per share (the "Shares"), of Denbury Offshore, Inc., a Delaware corporation (the "Company");

     WHEREAS, the Shares represent all of the issued and outstanding capital stock of the Company; and

     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, and Buyer desires to purchase, the Shares;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

1.1      DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

"AAA"--the American Arbitration Association, or its successor.

"ADSP"--as defined in Section 10.1(e).

"Additional Conference"--as defined in Section 10.6(j).

"Adjusted  Current   Assets"--accrued   production  receivable  of  the  Company
outstanding for no more than 90 days as of the Closing Date, after adjustment to eliminate intercompany accounts.

"Adjusted Current Liabilities"--the sum of accrued drilling costs plus accrued lease operating expenses plus accrued workover costs of the Company as of the Closing Date, after adjustment to eliminate intercompany accounts.

"Adjusted Purchase Price"--as defined in Section 2.5.

"Adjustment Period"--the period from and including April 1, 2004 up to but not including the Closing Date.

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"Affiliate"--with respect to any Person, any other Person directly or indirectly
Controlling, Controlled by or under common Control with such Person. For purposes of this Agreement, the term "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other equity interests, by contract or otherwise.

"Affiliated  Group"--the  affiliated group of corporations within the meaning of
Section 1504 of the IRC that includes Seller, the Company and includable Subsidiaries or any similar group defined under a similar provision of state, local, or foreign tax law.

"Agreement"--as defined in the first paragraph of this Agreement.

"Appurtenant Rights"--with respect to the Company Properties, in each case, insofar as they may relate to the Company Properties, the Company's interest in
(a) all presently existing and valid unitization and pooling declarations, agreements or orders relating to or affecting the Company Properties and all rights in the properties covered by the Units created thereby; (b) all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Company Properties, including such properties identified in Schedule 3.9(b) (except for items included in the Retained Assets); (c) all presently existing production sales contracts, operating, pooling, unitization and other contracts or agreements which relate to the Company Properties; (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Company Properties.

"Arbitration Award"--as defined in Section 10.6(i).

"Arbitrator"--as defined in Section 10.6(e).

"Balance Sheet"--as defined in Section 3.4(a).

"Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits of this Agreement and the Contemplated Transactions to such Person.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Brokers' Fees"--as defined in Section 3.24.

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"Buyer"--as defined in the first paragraph of this Agreement.

"Buyer Indemnified Persons"--as defined in Section 11.2.

"Buyer's Advisors"--as defined in Section 5.1.

"Buyer's Closing Documents"--as defined in Section 4.2 (a).

"CERCLA"--as defined in Section 3.19(c)

"CSFB"--as defined in Section 3.24.

"Closing"--as defined in Section 2.3.

"Closing Date"--the calendar day during which the Closing actually takes place.

"Closing Date Adjusted Net Working Capital"--Adjusted Current Assets minus Adjusted Current Liabilities.

"Closing Date Balance Sheet" --as defined in Section 2.6(a).

"Closing Purchase Price Payment"--as defined in Section 2.4(b)(i).

"Combined Returns"--any Tax Return of Seller for any Taxes imposed by a state, local or foreign Tax authority for which Seller or any Affiliate of Seller other than the Company files with the Company on a consolidated, combined or unitary basis.

"Company"--Denbury Offshore, Inc., a Delaware corporation.

"Company Basic Documents"--all of the following documents and instruments, including those that are recorded and unrecorded, and including those identified on Schedule 3.9(d) or any other part of Schedule 3.9:

     (a) contracts and agreements comprising any part of, or relating or pertaining to, the Interests, including farm-in agreements, farm-out agreements, joint operating agreements, Unit agreements and contracts by which the Interests were acquired;

     (b) agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

     (c) documents and instruments creating or evidencing the Interests.

"Company Claim"--as defined in Section 10.3(d).

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"Company  Properties"--all of the Company's rights,  titles and interests in and to oil and gas or mineral properties, but excluding those properties included in the Retained Assets, including the following:

     (a) all of the oil and gas or mineral leases and other mineral interests set forth on Schedule 3.9(a)(i), including all of the Company's operating rights, record title interests, working interests, and overriding royalty interests, without depth or other restrictions or exclusions (other than exclusions set forth in Schedule 3.9(a)(i)); and

     (b) all of the Company's surface leases, rights-of-way, easements, licenses, permits, servitudes and other rights-of-use (whether surface, subsurface or subsea), including those with respect to the oil and gas or mineral leases set forth in Schedule 3.9(a)(i).

"Competing Business"--as defined in Section 3.23.

"Confidential Information"--as defined in Sections 12.3(b) and 12.3(c).

"Confidentiality Letter Agreement"--as defined in Section 12.3(b).

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization) and, the consents to assignment or transfer of the Interests deemed to occur as a result of the purchase of the Shares, or any other restriction or limitation on transferability, which arise or are required as a result of the Contemplated Transactions.

"Contemplated Transactions"--all of the transactions contemplated by this Agreement, including the sale of the Shares by Seller to Buyer and the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

"Contract"--any  agreement,  contract,   obligation,   promise,  or  undertaking
(whether written or oral and whether express or implied) that is legally binding or purports to be legally binding.

"COPAS" --Counsel of Petroleum Accountants Societies.

"Court Rules"--as defined in Section 10.6(h).

"Damages"--as defined in Section 11.2.

"Disclosing Party"--as defined in Section 12.3(a).

"Effective Date"--7:00 a.m. CST on April 1, 2004.

"Employee Benefit Plan" --as defined in Section 3.13.

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

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"Environmental Laws"--as defined in Section 3.19(c).

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Evaluation Material"--as defined in Section 12.3(b).

"Exchange Act"--the Securities Exchange Act of 1934, as amended, and regulations and rules issued pursuant to that Act.

"FAS"--as defined in Section 2.6(a).

"Final Settlement Statement"--as defined in Section 2.6(a).

"Fixtures and Equipment"--as defined in Section 3.7.

"Forms 8023"--as defined in Section 10.1(e).

"Forms 8883"--as defined in Section 10.1(e).

"GAAP"--United States generally accepted accounting principles and practices as in effect at the time of the period involved and applied consistently throughout the periods involved.

"Good and Defensible Title"--as to the Interest in question, (a) title to such Interest by virtue of which the Company can successfully defend against a claim to the contrary made by a third party, based upon industry standards in the acquisition of oil and gas properties, and in the exercise of reasonable judgment and in good faith; and, (b) in the case of the Wells and Leases, title that entitles the Company to receive not less than the Net Revenue Interest for each of the Wells and Leases before and after payout, as set forth respectively in Schedule 3.9(c) and those pages of Schedule 3.9(a)(i), under the heading "Leases with WI and NRI", and obligates the Company to bear not more than the Working Interest for each of the Wells and Leases before and after payout, as set forth respectively in Schedule 3.9(c) and those pages of Schedule 3.9(a)(i) under the heading "Leases with WI and NRI", (unless there is a corresponding increase in the Net Revenue Interest for a respective Well or Lease); and (c) such Interest is subject to no liens, encumbrances, obligations or defects except those which are Permitted Encumbrances.

"Governmental Authorizations"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any:

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     (a)  nation,  state,  county,  city,  town,  village,  district,  or  other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e)  body  exercising,   or  entitled  to  exercise,   any  administrative,
executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Substances"--as defined in Section 3.19(c).

"HSR Act"--as defined in Section 3.8.

"INCs" and "INC Notice"--as defined in Section 3.9(k).

"Indemnified Party"--as defined in Section 11.7(a).

"Indemnifying Party"--as defined in Section 11.7(a).

"Initial Franchise Tax Return"--as defined in Section 10.1(d).

"Interests"--the Company Properties and the Appurtenant Rights. The Retained Assets are not included in the Interests.

"Interim Balance Sheet"--as defined in Section 3.4(a).

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a) such individual is currently aware of such fact or other matter; or

     (b) a prudent individual serving in the same capacity could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

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Seller or Buyer will be deemed to have "Knowledge" of a particular fact or other matter if any individual who, with respect to Seller, is listed as a Seller Knowledge Person on Schedule 1.1, and with respect to Buyer, is listed as a Buyer Knowledge Person on Schedule 1.1, has Knowledge of such fact or other matter.

"Lease"--each of the oil and gas or mineral leases set forth on Schedule 3.9(a)(i).

"Legal   Requirement"--any   federal,   state,   local,   municipal,    foreign,
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Liabilities"--any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or indeterminable, including those arising under any Legal Requirement or Order, and those arising under any contract or agreement.

"Loss" or "Losses"-- any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including costs of investigation and defense and reasonable attorneys' fees and expenses) actually suffered or incurred by a Person.

"Material Adverse Effect"-- any change in or effect on the Company that, individually or in the aggregate with any other changes in or effects on the Company, is materially adverse to the financial condition, business or results of operations of the Company, taken as a whole; provided, however, that "Material Adverse Effect" shall not be deemed to include any changes or effects arising out of events or conditions generally affecting independent oil and gas exploration and production companies (including changes in the market price of hydrocarbons).

"MMS"--the  Minerals  Management Service of the U.S. Department of the Interior.

"MMS and State Consents"--as defined in Section 3.9(l).

"MMS Cancellation"--as defined in Section 10.8(b).

"MMS Obligations"--as defined in Section 10.8(b)

"MSAs"--as defined in Section 3.17(b).

"Multiple Party MSA"--as defined in Section 3.17(b).

"Net Revenue Interest"--a share, expressed as a decimal, of the oil, gas and other minerals (or the proceeds of sale thereof) produced and saved from or otherwise attributable to an Interest and the zones, horizons and reservoirs produced therefrom, after the deduction of all royalties, overriding royalties and other burdens on production.

"NORM"--as defined in Section 3.19(d).

"Notice to Arbitrate"--as defined in Section 10.6(d).

"OCS"--as defined in Section 4.4(a).

 "OPA"--as defined in Section 10.8(a).

"Open Matter Notice"--as defined in Section 2.6(a).

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary and Capital Expenses"--(a) expenditures incurred with respect to the Interests, which in the aggregate for a particular project is not greater than $250,000, (b) expenses incurred either in the normal operation of existing Wells on the Interests or to continue operations for the drilling, completion or plugging of any Well, or any operation for which Company has consented to participate and is required to continue to participate pursuant to applicable agreements with respect to any Well located on the Interests or any related production facilities, (c) expenses to conduct emergency operations on any Well, platform, pipeline or other production facility related to the Interests, (d) expenses incurred to correct INCs relating to the Interests, regardless of the amount, and regardless of when the INCs arose or the INC Notice was received,
(e) the cost of repairs or capital improvements to correct conditions identified as a result of level 1, 2 or 3 platform inspections required by the MMS related to the Interests, and (f) severance and production taxes related to the Interests, and (g) the budgeted capital expenditures set forth in Schedule 3.9(e)(ii), and with respect to items set forth in (a) through (g) above, all in accord with customary industry practice and the Company's past practices using COPAS guidelines.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

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"Over-produced"--as defined in Section 3.9(g).

"Party"--Buyer or Seller.

"Permitted Encumbrances"--(a) lessor's royalties, overriding royalties, production payments, division orders and sales contracts covering oil or gas, reversionary interests and similar burdens, forced pooling orders (if any), and all existing operating agreements and unit agreements, if the net cumulative effect of such burdens does not operate to reduce Company's Net Revenue Interests to less than the Net Revenue Interests set forth in Schedule 3.9(c), or increase Company's Working Interests to more than the Working Interests set forth in Schedule 3.9(c) (unless there is a corresponding increase in the Net Revenue Interests); (b) Encumbrances arising under and identifiable by a review of the Company Basic Documents identified on Schedule 3.9(d) or any other part of Schedule 3.9; (c) any and all federal and state regulatory orders and rules to which the Interests are presently subject; (d) Preferential Rights to purchase and required Consents to assignments and similar agreements with respect to which (i) waivers or consents have been obtained prior to the Closing Date from the appropriate parties, or (ii) required notice has been given to the holders of such rights and the appropriate time period for asserting such rights has expired prior to the Closing Date without an exercise of such rights; (e) liens for taxes or assessments not due as of the Closing Date; (f) all Routine Governmental Approvals; (g) easements, rights-of-way, rights of use, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines or the like; and easements for streets, alleys, highways, pipelines, communication lines and equipment, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Interests to the extent that the same do not materially interfere with the value, use or operation of the Interests; (h) statutory and conventional liens securing payments to operators, mechanics and materialmen or others, payments of taxes or other claims or payment obligations that are, in each case, not yet delinquent or, if delinquent, are being contested in good faith in the Ordinary Course of Business and which, if contested, are disclosed in Schedule 3.9(h) or Schedule 3.11(b);
(i) any non-delinquent obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable law; (j) conventional rights of assignment prior to abandonment; and (k) liens that will be released simultaneously with Closing that are listed in Schedule 3.9(a)(ii).

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Pre-Closing Ad Valorem Tax"--as defined in Section 10.1(d).

"Pre-Closing Date Claims"--as defined in Section 10.3(c).

"Pre-Closing Date Liability Claim"--as defined in Section 10.3(a).

"Pre-Closing Date Litigation Claim"--as defined in Section 10.3(b).

"Pre-Closing Period"--any Tax period or portion thereof beginning before and ending on or before the Closing Date.

"Pre-Closing Tax"--as defined in Section 10.1(d).

"Preferential Right"--any preferential right or option to purchase or otherwise to acquire an Interest or any interest therein, held by another party to any of the Company Basic Documents, which arises as a result of the transactions contemplated by this Agreement.

"Preliminary Settlement Statement"--as defined in Section 2.6(a).

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Proposed Closing Date"--as defined in Section 2.3.

"Purchase Price"--as defined in Section 2.2.

"Receiving Party"--as defined in Section 12.3(a).

"Related Person"--with respect to a particular individual:

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly Controlled by such individual or one or more members of such individual's Family (individually or in the aggregate); and

     (c) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Affiliate of such Person;

     (b) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); and

     (c) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual.

"Release"--as defined in Section 3.19(c).

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other authorized representative of such Person, including legal counsel, consultants, accountants, and financial advisors.

"Retained Assets"--(a) the properties, together with related Contracts to the extent related to such properties, set forth on Schedule 3.7 under the heading "Retained Assets," or on Schedule 3.9(a)(iii), (b) all of the Company's accounts receivable, other than receivables relating to the sale of production from the Interests during the Adjustment Period, (c) all of the Company's accounts receivable that have been outstanding as of the Closing Date for more than 90 days, (d) the retained claims set forth in Schedule 10.13 and (e) all other current assets of the Company other than those assets included in the calculation of Closing Date Adjusted Net Working Capital.

"Retained Liabilities"--all liabilities of the Company set forth on the Closing Date Balance Sheet that are not included in the calculation of Closing Date Adjusted Net Working Capital, all liabilities and obligations related to the Retained Assets, the liabilities related to the gas imbalances identified in
Schedule  3.9(g)(ii),  all  Pre-Closing  Date Claims and all claims set forth in
Schedule 3.15(a).

"Routine Governmental Approvals"--Governmental Authorizations required to be obtained from any Governmental Body that are customarily obtained and are permitted to be obtained after consummation of a transaction.

"Rules"--as defined in Section 10.6(c).

"Schedule"--a Schedule to this Agreement and the documents attached thereto.

"Schedule 3.6 Property"--as defined in Section 3.6.

"Schedule 3.20 Employees"--as defined in Section 10.4.

"SEC"--the United States Securities and Exchange Commission.

"Section 338(h)(10) Elections"--as defined in Section 10.1(e).

"Securities Act"--the Securities Act of 1933, as amended, and regulations and rules issued pursuant to that Act.

"Seller"--as defined in the first paragraph of this Agreement.

"Seller Indemnified Persons"--as defined in Section 11.3.

"Seller Provided Insurance and Bonds"--as defined in Section 10.2.

"Seller's Bonds and Liability Agreements"--as defined in Section 4.4(b).

"Seller's Closing Documents"--as defined in Section 3.2(a).

"Settlement Adjustment"--as defined in Section 2.5.

"Shares"--as defined in the Recitals of this Agreement.

"Straddle Period"--any Tax period beginning before and ending after the Closing Date.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

"Tax"--any tax (including any income tax, capital gains tax, value-added tax, sales tax or property tax, but excluding any severance or production tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Third Party Claim"--as defined in Section 11.7(a).

"Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Under-produced"--as defined in Section 3.9(g).

"Units"--means oil, gas and other mineral production, proration, or other types of units, and any ownership interests therein.

"Well" or "Wells"--means all of the oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned) in which the Company holds an interest, including the wells described in Schedule 3.9(c).

"Working Capital Certificate" --as defined in Section 2.6(a).

"Working Interest"--means a share, expressed as a decimal, of the costs of exploring, drilling, developing and operating an Interest and producing oil, gas and other minerals from the zones, horizons and reservoirs therein and thereunder.

1.2      RULES OF CONSTRUCTION

     Unless the context otherwise requires, as used in this Agreement (i) a term has the meaning ascribed to it; (ii) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (iii) "or" is not exclusive; (iv) "including" means "including, without limitation;" (v) words in the singular include the plural; (vi) words in the plural include the singular;
(vii) words applicable to one gender shall be construed to apply to each gender;
(viii) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this Agreement as a whole; (ix) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement; and
(x) the descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE 2
                      SALE AND TRANSFER OF SHARES; CLOSING

2.1      SHARES

     Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller for the Purchase Price.

2.2      PURCHASE PRICE

     The purchase price (the "Purchase Price") for the Shares will be an aggregate cash payment of $200,000,000, subject to adjustment as provided in
Section 2.5.

2.3      CLOSING

     The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Jenkens & Gilchrist in Houston, Texas, or such other place as agreed by Seller and Buyer, (a) at 10:00 a.m. (local time) on July 20, 2004 (the "Proposed Closing Date"), or (b) if the conditions precedent set forth in Article 7 and Article 8 have not then been satisfied or, if permissible waived, by the Proposed Closing Date, then as promptly as practicable after the Proposed Closing Date, but in no event later than the third business day following the satisfaction or, if permissible waiver, of each of the conditions set forth in Article 7 and Article 8, or (c) at such other time and place as the Parties may agree. Subject to the right of Buyer or Seller to terminate this Agreement pursuant to Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

2.4      CLOSING OBLIGATIONS

     Subject to the satisfaction or, if permissible waiver, of each of the conditions precedent set forth in Article 7 and Article 8, at the Closing:

     (a) Seller will deliver to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer.

     (b) Buyer will deliver to Seller cash in the amount of $187,000,000 (the "Closing Purchase Price Payment") by wire transfer to the accounts specified by Seller not less than 24 hours prior to the Closing.

2.5      PURCHASE PRICE ADJUSTMENT

     The Purchase Price shall be adjusted as follows, such adjusted amount to be referred to herein as (the "Adjusted Purchase Price"):

     (a) The Purchase Price shall be increased (or decreased, if such amount is a deficit) by an amount equal to Closing Date Adjusted Net Working Capital.

     (b) The Purchase Price shall be decreased, or increased if a negative number, by an amount equal to the Settlement Adjustment. The "Settlement Adjustment" shall be equal to:

          (i) total revenues accrued during and attributable to the Adjustment Period relating to the sale of production from the Interests during the Adjustment Period plus amounts received by Seller or Seller's Affiliates prior to the Closing pursuant to the natural gas swap contracts listed in
     Schedule 10.16; plus

          (ii) $6,000,000 as an adjustment for matters arising from Buyer's due diligence examination of the Company; plus

          (iii)  $100,000 as a settlement  of joint  venture  audit claims under
     Section 10.13; minus

          (iv) the sum of:

               (A) Ordinary and Capital Expenses incurred during the Adjustment Period in compliance with this Agreement; plus

               (B) $2,000 per day for each day during the Adjustment Period for general and administrative and other overhead costs; plus

               (C) any amount paid by Seller or Seller's Affiliates prior to the Closing Date pursuant to the natural gas swap contracts listed in
          Schedule 10.16.

2.6      ADJUSTMENT PROCEDURE

     (a) As soon as practicable, and in any event not later than 90 days after the Closing Date, Seller will prepare and deliver to Buyer a preliminary settlement statement (the "Preliminary Settlement Statement"), identifying all components and amounts of the Adjusted Purchase Price including (i) an unaudited balance sheet of the Company as of the date immediately preceding the Closing Date (the "Closing Date Balance Sheet") together with Seller's calculation, based on such Closing Date Balance Sheet, of Closing Date Adjusted Net Working Capital (the "Working Capital Certificate"), and (ii) a calculation of the Settlement Adjustment, setting forth each element and amount of the Settlement Adjustment in reasonable detail. All items shown in the Preliminary Settlement Statement will be supported by reasonably detailed documentation. The Closing Date Balance Sheet shall record all liabilities of the Company in accordance with GAAP as at the close of business on the date immediately preceding the Closing Date, except that the Closing Date Balance Sheet shall not include: (i) GAAP-required footnote disclosures, (ii) liabilities that would be recorded under Financial Accounting Standard ("FAS") No. 133 or under FAS No. 143 as at the close of business on the date immediately preceding the Closing Date, and
(iii) any liability for deferred taxes. The Closing Date Balance Sheet shall include line items of assets and stockholders equity substantially consistent with those in the Interim Balance Sheet. Buyer will have the right for sixty days after receipt of the Preliminary Settlement Statement to audit and take exception to all components of the Settlement Adjustment. The Preliminary Settlement Statement will become final and binding on both Parties on the sixtieth day following Buyer's receipt thereof, except as to matters on the Preliminary Settlement Statement to which Buyer objects, as set forth in a written notice sent to Seller (an "Open Matter Notice") prior to the sixtieth day. During a thirty day period following delivery of an Open Matter Notice, the parties will seek in good faith to resolve any disputes they have with respect to such Open Matter Notice. At the end of the thirty day period, any matters that remain in dispute will be submitted to dispute resolution in the manner set forth in Section 10.6 of this Agreement. Following final resolution of all Open Matter Notices, if any, in accordance with this Section 2.6(a), the Preliminary Settlement Statement shall be amended to adjust for such resolved matters, at which point the Preliminary Settlement Statement shall, in its entirety, become final and binding on both Parties (the "Final Settlement Statement").

     (b) Within five business days of the earlier of (i) the expiration of Buyer's sixty day review and audit period without delivery of an Open Matter Notice, or (ii) the date on which the parties or the arbitrator, as applicable, finally resolve any and all disputes with respect to matters set forth on any Open Matter Notices, either (A) Buyer will pay to Seller, if such amount is a positive number, an amount equal to the Adjusted Purchase Price set forth on the Final Settlement Statement, as amended or adjusted in accordance with Section 2.6(a), minus the Closing Purchase Price Payment, or (B) Seller will pay to

Buyer an amount equal to the Closing Purchase Price Payment minus the Adjusted Purchase Price set forth on the Final Settlement Statement, as amended or adjusted in accordance with Section 2.6(a). All payments will be made in immediately available funds by wire transfer to the bank account specified by the recipient.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

3.1      ORGANIZATION AND GOOD STANDING

     (a) Schedule 3.1 contains a complete and accurate list of the Company's jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Seller has delivered or made available to Buyer copies of the Organizational Documents of the Company, as currently in effect. The Organizational Documents of the Company are in full force and effect and the Company is not in violation of its Organizational Documents.

3.2      AUTHORITY; NO CONFLICT

     (a) Assuming the execution and delivery by Buyer of this Agreement, this Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws effecting creditors' rights and remedies generally, and upon the execution and delivery by Seller of the other documents to be executed and delivered by Seller pursuant to this Agreement (collectively, "Seller's Closing Documents"), Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws effecting creditors' rights and remedies generally. Seller has the legal right, power, and authority to execute and deliver this Agreement and Seller's Closing Documents and to perform its obligations under this Agreement and Seller's Closing Documents. Seller has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of, and the performance by Seller of its obligations under, this Agreement and Seller's Closing Documents have been duly authorized by all requisite corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement, Seller's Closing Documents or the consummation of the Contemplated Transactions.

     (b) Except as set forth in Schedule 3.2(b) or Schedule 3.9(l), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company or Seller, or (B) any resolution adopted by the board of directors or the stockholders of the Company or Seller;

          (ii) except for matters subject to a Routine Governmental Approval and MMS and State Consents, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject;

          (iii) except for matters subject to a Routine Governmental Approval and MMS and State Consents, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company;

          (iv) except for matters subject to MMS and State Consents, contravene, conflict with, or result in a violation or breach of any provision of, or result in an event of default or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract of the Company or Seller; or

          (v) except for matters subject to MMS and State Consents, result in the imposition or creation of any Encumbrance upon or with respect to any of the Shares or the assets owned or used by the Company.

     (c) Except for matters subject to a Routine Governmental Approval or as set forth in Schedule 3.2(c) or Schedule 3.9(l), and subject to obtaining all MMS and State Consents, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3      CAPITALIZATION

     The authorized equity securities of the Company consist of 1,000 shares of common stock, par value $.001 per share, of which 1,000 shares are issued and outstanding and constitute the Shares. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances, except for

Encumbrances set forth on Schedule 3.3, which are to be released simultaneously with the Closing. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, transfer or voting of any equity securities or other equity interests or securities of the Company. None of the Shares were issued in violation of the Securities Act or any other Legal Requirement. None of the Shares were issued in violation of, and none of the Shares are subject to, any preemptive rights, rights of first refusal or other similar rights. The Company neither owns nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of, or any other equity interest in, the Company.

3.4      FINANCIAL STATEMENTS

     (a) Seller has delivered to Buyer: (a) condensed unaudited balance sheets of the Company at December 31, 2003 (the "Balance Sheet"), and at March 31, 2004 (the "Interim Balance Sheet"), and (b) the unaudited statements of revenues and direct operating expenses for the Company for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively. Such financial information was prepared in accordance with the books of account and other financial records of the Company and fairly presents the balances, revenues and direct operating expenses of the Company at the respective dates of and for the periods referred to in such balance sheets and statements except for a prior period adjustment relating to West Cameron Block 427 and overriding royalty payments recorded during the first quarter of 2004. The selected financial information of the Company at December 31, 2003 and for the year then ended are derived solely from Seller's audited financial statements.

     (b) The accounts receivable of the Company outstanding as of the date hereof (i) have arisen in the Ordinary Course of Business for goods delivered or services rendered and (ii) are good and collectible (or have been collected), subject to the reserves therefore established by the Company and set forth in the Interim Balance Sheet.

3.5      BOOKS AND RECORDS

     The books of account which record the balances of the Company and the transactions reflecting the operation and ownership of the Interests, together with the minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business and accounting practices. The minute books of the Company contain accurate and complete records of all material meetings and corporate actions of the stockholders and the Board of Directors of the Company since July 10, 2001, or to Seller's Knowledge on or prior to July 10, 2001. All of those books and records either will be in the possession of the Company at the Closing or will be delivered to the Company promptly after Closing.

3.6      NON-OIL AND GAS REAL PROPERTY

     Schedule 3.6 contains a complete and accurate list of all real property, leases in real property, or other interests in real property owned or held by the Company (the "Schedule 3.6 Property"), except that the Schedule 3.6 Property does not include any property included in the Interests. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired the Schedule 3.6 Property which it purports to own, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Company and relating to the Schedule
3.6 Property which it purports to own. The Company holds good and marketable title to all Schedule 3.6 Property which it purports to own. The Schedule 3.6 Property is, or effective simultaneously with the Closing will be, free and clear of all Encumbrances and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) matters disclosed in Schedule 3.6, (b) liens for current taxes not yet due, (c) minor imperfections of title, if any, none of which is substantial in amount, detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (d) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

3.7      NON-OIL AND GAS FIXTURES AND EQUIPMENT

     Except as set forth on Schedule 3.7, the Company has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company in connection with the conduct of its business (the "Fixtures and Equipment"), except that the Fixtures and Equipment do not include either (a) any property included in the Interests or (b) the items of property included in the Retained Assets, which property included in the Retained Assets is listed on Schedule 3.7 and will be transferred by the Company to Seller, another of Seller's Affiliates, or a third party at or prior to Closing. The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's businesses in the manner as conducted prior to the Closing. The Company owns, or effective simultaneously with the Closing will own, all of the Fixtures and Equipment free and clear of all Encumbrances except for (a) matters disclosed in Schedule 3.7,
(b) liens for current taxes not yet due, (c) minor imperfections of title, if any, none of which, individually or in the aggregate, is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (d) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

3.8      HSR ACT

     The aggregate fair market value of the assets of the Company, its Subsidiaries and each other Person that the Company controls, as defined in the regulations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the

"HSR Act"), that are not exempt under Section 7A(c)(12) of the HSR Act or 16 C.F.R. Sections 802.3 and 802.4, is not in excess of $50,000,000.

3.9      OIL AND GAS INTERESTS

     (a) Schedule 3.9(a)(i) identifies certain rights, titles and interests and rights-of-way and rights of use and easements included in the Company Properties. Except as set forth in Schedule 3.9(a)(ii), the Company holds Good and Defensible Title to the Interests. Schedule 3.9(a)(iii) lists the Interests included in the Retained Assets, which will be transferred by the Company to Seller prior to the Closing Date pursuant to Section 5.2(c) below.

     (b) Schedule 3.9(b) sets forth all platforms and pipelines, and the equipment, facilities and personal property related to such platforms and pipelines, comprising part of the Appurtenant Rights. Except as set forth in
Schedule 3.9(b), the foregoing property is adequate for the uses to which it is being put, is not in need of significant maintenance or repairs, except for ordinary, routine maintenance and repairs, and is sufficient for the conduct of the Company's businesses in the manner as conducted prior to the Closing. The Company owns all of the foregoing property free and clear of all Encumbrances except the Permitted Encumbrances.

     (c) Schedule 3.9(c) sets forth the Company's Working Interest and Net Revenue Interest in each Well of the Company, and as applicable, approximate payout balances for Wells as of April 30, 2004. Subject only to the corresponding instruments set forth under the heading "Contracts and Agreements" on Schedule 3.9(d), that portion of Schedule 3.9(a)(i) under the heading "Leases with WI and NRI" sets forth the Company's Working Interest and Net Revenue Interest in each Lease of the Company. To Seller's Knowledge, all Company oil, gas and condensate wells (whether producing, not producing or abandoned or temporarily abandoned) are described in Schedule 3.9(c).

     (d) The Company Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto and:

          (i) the Company is not in material breach or default (and no situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of its obligations under any of the Company Basic Documents, and to Seller's Knowledge, no breach or default by any other party to any of the Company Basic Documents (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by the Company or another party to any of the Company Basic Document) could adversely affect any of the Interests or the Company;

          (ii) except as set forth in Schedule 3.9(d)(ii), all payments (including all delay rentals, royalties, excess royalties, minimum royalties, overriding royalty interests, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under any of the Company Basic Documents have been and are being made timely and properly, and before the same became delinquent, by the Company and, to Seller's Knowledge, where the non-payment of same by another party to any of the Company Basic Documents could adversely affect any of the Interests or the Company, have been and are being made by such other party;

          (iii) all conditions necessary to maintain the Company Basic Documents in force have been duly performed; and

          (iv) except as set forth in Schedule 3.9(c) or Schedule 3.9(d)(iv), no non-consent operations exist with respect to any of the Interests that have resulted or will result in a temporary or permanent increase or decrease in either the Company's Net Revenue Interest or Working Interest in such Interest.

     (e) The Company is not obligated to incur any expenses, and has not made commitments to make expenditures (capital or otherwise), or to apply revenues from a Well's production or a Lease in connection with any Interests (and no other similar obligations or liabilities have been incurred) with respect to the ownership or operation of Interests attributable to the time period on or after the Effective Date, other than Ordinary and Capital Expenses. Subject to the comments set forth in Schedule 3.9(e)(i), all expenses payable under the terms of the Company Basic Documents have been properly and timely paid except for such expenses as are being currently paid or will be paid prior to delinquency. Except for budgeted capital expenditures as set forth in Schedule 3.9(e)(ii), no proposals calling for expenditures in excess of $250,000 for any one project are currently outstanding (whether made by the Company, or by any other party) to drill additional wells, or to deepen, plug back, sidetrack, abandon, or rework existing Wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, other than normal operation of the Interests.

     (f) No agreements or arrangements exist for the sale, gathering, transportation, compression, refining, treating, processing or other marketing of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) agreements set forth in Schedule 3.9(d), and (ii) agreements or arrangements that are cancelable on 30 days notice or less without penalty or detriment to the Company.

     (g) Except as set forth in Schedule 3.9(g)(i), the Company has not received prepayments (including payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the Interests as a result of which the obligation does (or may) exist (i) to deliver oil or gas produced from the Interests from or after the Effective Date without then receiving payment therefor, or (ii) to make repayments in cash. For each Interest listed in Schedule 3.9(g)(i), such Schedule also sets forth as to each such Interest (i) the total amount of prepayment received prior to the Effective Date, and (ii) whether or not a cash payment can be required in the event recoupment out of production proves to be inadequate. Except as set forth in
Schedule 3.9(g)(ii), there is no Interest with respect to which the Company has taken more (referred to herein as "Over-produced") or less (referred to herein as "Under-produced") production from such Interest (or on the Units in which such Interest participates), or any product thereof, than the ownership of the Company and such predecessors in such Interest would entitle the Company or any such predecessors (absent any balancing agreement or arrangement) to receive, to the extent such Over-produced or Under-produced position has not, as of the day immediately preceding the Effective Date been fully made up or otherwise extinguished. For each Interest listed in Schedule 3.9(g)(ii), such Schedule also sets forth, on a Well-by-Well or any other basis as may be dictated by any applicable balancing agreement, (i) whether the Company is in an Over-produced or Under-produced position, (ii) the amount of such Over-production or Under-production, (iii) a description of the written balancing agreement (if any) pertaining to such Interest (or a statement that no such agreement exists) and (iv) a statement as to whether royalties, overriding royalties or other burdens against the Company's Net Revenue Interest in the affected Interests were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in Schedule 3.9(g)(iii), no pipeline imbalances have arisen and remain outstanding due to the failure of nominations made by the Company to match actual deliveries of production from any one or more Interests. Except as set forth in Schedule 3.9(g)(iv), none of the purchasers under any production sales contracts has (i) exercised any economic out provision; (ii) curtailed its takes of natural gas in violation of such contracts; or (iii) given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise.

     (h) Except as set forth in Schedule 3.9(h), no delinquent unpaid bills or past due charges exist for any labor and materials incurred by or on behalf of the Company related to the exploration, development or operation of the Interests; provided that the foregoing is qualified by Seller's Knowledge with respect to Interests not operated by the Company or its Affiliates.

     (i) Except with respect to Retained Assets, as set forth in Schedule 3.9(i) or, as may be provided for by a Company Basic Document identified on Schedule 3.9(d) or any other part of Schedule 3.9, neither the Company nor any Interest is subject to (i) any area of mutual interest agreements, (ii) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments of any Interest or any interest therein not yet made, or could earn additional assignments of any Interest or any interest therein after the date hereof, (iii) any tax partnership, (iv) any Contract relating to the pending disposition or acquisition of the assets of, or any interest in, any other entity, (v) any Contract relating to the purchase or sale of assets or properties pursuant to which the Company paid or received total consideration in excess of $250,000, that was or will be consummated after July 10, 2001, or to Seller's Knowledge that was consummated on or before July 10, 2001; (vi) options, swaps, futures, caps, hedges or other derivative contracts that will be binding on any of the Company's properties or assets after Closing; (vii) sale-leaseback and similar Contracts; (viii) Contracts that constitute a lease (other than an oil and gas or similar lease) which lease involves an annual base rental of more than $250,000; (ix) Contracts containing covenants limiting the freedom of the Company to engage in any line of business or compete with any person or entity or operate at any location; (x) participation agreements, development agreements, plant agreements, production handling agreements, injection agreements, repressuring and recycling agreements and gas balancing and deferred production agreements; (xi) Contracts, the default or termination of which could have a Material Adverse Effect on the Company or the Company's ownership or operation of the Interests, (xii) Contracts between the Company and Seller or any Affiliate of Seller that will survive the Closing; or, (xiii) other Contracts that could be reasonably expected to result in aggregate payments by Buyer or the Company of more than $250,000 during the current or any subsequent year. True and complete copies of all Contracts listed in Schedule 3.9(i) have been provided to Buyer and there are no amendments to such Contracts except as set forth on such schedule.

     (j) All severance, production, ad valorem and other similar taxes based on or measured by ownership or operation of, or production from, the Interests have been, and are being, paid (properly and timely, and before the same become delinquent) by the Company in all respects.

     (k) Except as set forth in Schedule 3.9(k), the (i) ownership and operation of the Interests has, to the extent that non-conformance could adversely affect the Interests or the Company, been conducted in conformity in all material respects with Legal Requirements of all Governmental Bodies having jurisdiction over the Interests or the Company, (ii) the Company has corrected all Incidents of Non-Compliance ("INCs") with respect to the Interests regarding which the Company has received a Notification ("INC Notice") from the MMS, and (iii) the Company has not received any written notice of noncompliance with regard to any other Legal Requirement of any Governmental Body having jurisdiction over the Interests or the Company to the extent that any such noncompliance has not been remedied and would have an adverse effect upon the Interests.

     (l) Except as set forth in Schedule 3.9(l), there are no Preferential Rights or Consents, other than Routine Governmental Approvals and any Consents that may be required by the MMS or the states of Texas or Louisiana ("MMS and State Consents"), that affect any Interests and that will be triggered by the Contemplated Transactions.

     (m) Except as set forth in Schedule 3.9(m), there exist no agreements or other arrangements under which the Company undertakes to perform gathering, transportation, processing or other marketing services for any other party for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by other parties in comparable, arm's length transactions.

     (n) Except as disclosed in Schedule 3.9(n), there are no Wells located on the Interests that (i) the Company is currently obligated by law or Contract to plug and abandon and with respect to which the plugging and abandonment must be completed prior to the Closing Date, (ii) the Company will be obligated by law or Contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids, other hydrocarbons or other minerals in paying quantities and with respect to which the plugging and abandonment must be completed prior to the Closing Date, (iii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Body and with respect to which the plugging and abandonment must be completed prior to the Closing Date, or (iv) have been plugged and abandoned, but have not been plugged in accordance in all material respects with all applicable requirements of any Governmental Body.

     (o) Except as disclosed in Schedule 3.9(o), no suit, action or proceeding (including tax or environmental demands proceedings) is pending, or to Seller's

Knowledge threatened, which might result in impairment or loss of title to any of the Interests or to the value of any Interests.

     (p) Except as set forth in Schedule 3.9(p), all proceeds from the sale of hydrocarbons produced from the Interests are currently being paid to the Company, and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid.

     (q) To the Knowledge of Seller (i) all of the Wells of the Company have been drilled and completed within the boundaries of such Interests or within the limits otherwise permitted by Contract, and by applicable Legal Requirements; and (ii) all drilling and completion of such Wells and all operations with respect thereto have been conducted in compliance with all applicable Legal Requirements, except such violations that would not or could not reasonably be expected to have a material adverse effect on the Interests or the Company.

     (r) The Company owns no seismic data. With respect to any seismic data shared by Seller or its Affiliates with the Company, the manner in which such data was so shared did not breach any Contract relating thereto.

3.10     NO UNDISCLOSED LIABILITIES

     Except as disclosed in the Schedules to this Agreement or arising under the documents listed thereon, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11     TAXES

     (a) The Affiliated Group has filed all income Tax Returns (including any Combined Returns) that are or were required to be filed by the Affiliated Group for each taxable period during which the Company was a member of the Affiliated Group. All such Tax Returns were correct and complete (i) in all respects in so far as they relate to the Company, and (ii) in all material respects in so far as they do not relate to the Company. All material income Taxes owed by the Affiliated Group (whether or not shown on any Tax Return) have been paid or provision for the payment thereof has been made, for each taxable period during which the Company was a member of the Affiliated Group.

     (b) The Company has filed or caused to be filed all Tax Returns (other than income Tax Returns described in Section 3.11(a) above) that the Company was required to file for all Tax periods since July 10, 2001, and to Seller's Knowledge, on or before July 10, 2001. All such Tax Returns were correct and complete in all material respects. Seller has made available to Buyer copies of all such Tax Returns filed since July 10, 2001, or to Seller's Knowledge on or before July 10, 2001. The Company has paid, or on the Interim Balance Sheet made provision for the payment of, all Taxes that have or may have become due pursuant to such Tax Returns, or otherwise, except such Taxes, if any, as are listed in Schedule 3.11(b) and are being contested in good faith and as to which adequate reserves have been provided in the Interim Balance Sheet.

     (c) Seller has made available to Buyer copies of all federal, state and local Tax Returns (other than income Tax Returns filed by the Affiliated Group) filed by or with respect to the Company for taxable periods ended on or after December 31, 2000, and indicated which of those Tax Returns have been audited, and which of those Tax Returns are currently the subject of audit. All deficiencies proposed as a result of such audits, if any, have been paid, reserved against, settled, or, as indicated by Seller, are being contested in good faith by appropriate proceedings. Except as described in Schedule 3.11(c), neither Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

     (d) There exists no proposed tax assessment against the Company except as disclosed in the Interim Balance Sheet or on Schedule 3.11(d). Except as described in Schedule 3.11(d), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company. No claim has been made since July 10, 2001, or to Seller's Knowledge on or before July 10, 2001, by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. Seller is not a "foreign person" for purposes of Section 1445 of the IRC. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (e) The Company has no liability for the Taxes of any Person other than the Company under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law) or pursuant to any tax indemnification agreement.

     (f) The Company has not distributed stock of another Person or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the IRC since July 10, 2001, or to Seller's Knowledge on or before July 10, 2001.

3.12     CERTAIN PAYMENTS

     Since July 10, 2001, and to Seller's Knowledge on or before July 10, 2001, neither the Company or any director or officer of the Company, nor to Seller's Knowledge any agent or employee of the Company or any other Person associated with the Company, acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal

Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.13     EMPLOYEE BENEFITS

     (a) As used in this Section 3.13, the term "Employee Benefit Plan" shall mean (i) each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), (ii) each "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and (iii) each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, employment contract, change in control agreement, severance arrangement and any other benefit or compensation plan, agreement, arrangement or commitment not described in (i) or (ii) above, that, in each case, either is maintained by the Company, or to which the Company contributes or under which on the Closing Date either the Company has any liability (including any secondary liability under Section 4204 of ERISA), or any employee or former employee of the Company, or any employee or former employee of Seller or any other Affiliate of Seller who provided services for the Company, has any present or future right to benefits based on service to the Company. The Company has not adopted any Employee Benefit Plans.

     (b) On the Closing Date, the Company will have no liability, "controlled group liability" (i.e., liability under (i) Title IV of ERISA including secondary liability under Section 4204 of ERISA, (ii) Sections 302, 601 et seq. or 701 et seq. of ERISA, or (iii) Sections 412, 4971, 4980B or 9801 et seq. of the IRC), obligation, fine, penalty or Tax of any kind with respect to any Employee Benefit Plan or any other benefit or compensation plan, agreement, arrangement or commitment of the Company's ERISA Affiliates (i.e., any member of a group of entities defined in Sections 414(b), (c), (m) or (o) of the IRC that includes the Company) and without limitation, the Company has never (i) participated in a "multiemployer plan," (as defined in Section 3(37) of ERISA), or (ii) incurred any "withdrawal liability" calculated under Section 4211 of ERISA. Further, on the Closing Date any withdrawal liability (as defined in Section 4201 of ERISA) of the Company and the Company's ERISA Affiliates and any liability arising under Title IV of ERISA with respect to the termination of any Employee Benefit Plan or benefit plan of the Company's ERISA Affiliates will have been fully satisfied. As of the Closing Date, the Company will be in compliance with all requirements prescribed by all statutes, regulations, orders, or rules in effect, and in all respects performed all obligations required to be performed by it, in each case with respect to all Employee Benefit Plans.

3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Schedule 3.9(k), Schedule 3.14(a), or Schedule 3.15(a), (b) or (c), except with respect to matters related to Environmental Laws and except with respect to matters subject to a Routine Governmental Approval and other matters that would not have an adverse effect on the Company:

          (i) the Company is in compliance in all material respects with Legal Requirements that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply in all material respects with Legal Requirements, or (B) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action; and

          (iii) the Company has not received any notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply in all material respects with Legal Requirements, or (B) any actual, alleged, possible, or potential material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) The Company possesses all Governmental Authorization necessary for the conduct of the Company's business or the ownership and operation of the Interests, and each such Governmental Authorization is valid and in full force and effect. Except as set forth in Schedule 3.9(k), Schedule 3.14(b), or
Schedule 3.15(a), (b) or (c), except with respect to matters related to Environmental Laws and except with respect to matters subject to a Routine Governmental Approval and other matters that would not have an adverse effect on the Company, the Company is in compliance with all of the terms and requirements of each such Governmental Authorization.

3.15     LEGAL PROCEEDINGS; ORDERS

     (a) Except as set forth in Schedule 3.9(k) or (o), Schedule 3.14(a) or (b),
Schedule 3.15(a) or Schedule 3.19(a) or (b), there is no pending Proceeding:

          (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

          (ii) that has been commenced by or against the Company that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To Seller's Knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.9(a), Schedule 3.14(a) or (b), Schedule 3.15(a) or Schedule 3.19(a) or (b).

     (b) Except as set forth in Schedule 3.9(k) or (o), Schedule 3.14(a) or (b),
Schedule 3.15(b) or Schedule 3.19(a) or (b):

          (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

          (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

          (iii) to the Knowledge of Seller, no officer, director, agent, or employee of the Company, Seller or any Affiliate of Seller who provides services to the Company is subject to any Order that prohibits such individual from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

     (c) Except as set forth in Schedule 3.9(k) or (o), Schedule 3.14(a) or (b),
Schedule 3.15(c) or Schedule 3.19(a) or (b), the Company is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Schedule 3.16, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or, subject to and excluding the effects of Seller's normal cash management procedures regarding its Subsidiaries, declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Company;

     (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, agent, or (except in the Ordinary Course of Business) employee of the Company, Seller or any Affiliate of Seller, or entry by the Company into any employment, severance, or similar Contract with any such individual;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employee of the Company, Seller or any Affiliate of Seller who provides services to the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, adversely affecting the Company;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $250,000;

     (g) sale (other than sales of production in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of the Company, other than the Retained Assets;

     (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $250,000;

     (i) any event or change that has had a Material Adverse Effect; or

     (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17     APPLICABLE CONTRACTS

     (a) There are no written and oral contracts, commitments, leases, bonds and other agreements (including promissory notes, guarantees, sureties, loan agreements, mortgages, deeds of trust, financing statements, and other evidences of indebtedness), other than the Company Basic Documents listed in Schedule 3.9(d) or in any other part of Schedule 3.9 and MSAs to which the Company is a party or by which any of its properties are bound, and with respect to which for each such contract the obligations of, or the benefits to be received by, the Company could reasonably be expected to have a value in excess of $250,000.

     (b) The Company is a party to certain Master Service Agreements ("MSAs") set forth on Schedule 3.17(b). Seller or other Affiliates of Seller are also parties to some or all of the MSAs ("Multiple Party MSA"), which are identified on Schedule 3.17(b) separately from the MSAs to which only the Company is a party. Seller has made available to Buyer copies of all MSAs.

3.18     INSURANCE

     (a) Schedule 3.18(a) lists, and Seller has made available to Buyer copies of:

          (i) all policies of insurance to which the Company is a party or under which the Company is or has been covered at any time since April 1, 2003 (or, with respect to the period commencing on April 1, 2004, binders or summaries of such policies to the extent the policies have not been received by Seller or the Company); and

          (ii) all pending applications for policies of insurance.

     (b) Schedule 3.18(b) describes any written self-insurance arrangement by or affecting the Company, including any reserves established thereunder.

     (c) Except with respect to agreements listed in Schedule 3.18(c), and as required under various of the MSAs, the Company does not have any obligations to third parties with respect to insurance.

     (d) Except as set forth in Schedule 3.18(d):

          (i) All policies to which the Company is a party or that provide coverage to the Company:

               (A) are valid, outstanding, and enforceable;

               (B) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

               (C) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound; and

               (D) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

          (ii) Neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) Seller or the Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or officers or directors thereof.

(iv) To Seller's Knowledge, the Company has given notice to the insurer of all claims that may be insured thereby.

3.19     ENVIRONMENTAL LAWS

     (a) To the Seller's  Knowledge,  except as set forth in Schedules 3.9(k) or
(o) or Schedule 3.19(a), and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to pose or otherwise represent a liability in excess of $100,000: (i) in connection with the operation of its business, the Interests, or otherwise, the Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) at any real property location offsite of the Company Properties in violation of Environmental Laws or in a manner that reasonably would give rise to remedial obligations under Environmental Laws; (ii) the Company, the operation of its business, and the Interests are in compliance with all applicable Environmental Laws (as defined below), including any Environmental Laws with respect to any investigation, cleanup or remediation of any Release (as defined below) or threat of Release of Hazardous Substances, and no actions are presently required to comply with any such applicable Environmental Laws;
(iii) the Company has not received any oral information request, or other oral communication, or any oral notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of the Interests or the conduct of its operations, and the Company is not aware of any basis therefor; (iv) the Company has not caused or allowed a Release, or a threat of Release, of any Hazardous Substance onto, at or near or from the Interests in violation of Environmental Laws or in a manner that reasonably would give rise to remedial obligations under Environmental Laws; and
(v) there has not been exposure of persons to a Release or a threat of Release of Hazardous Substances in connection with the ownership or operation of its business or the Interests that would reasonably be expected to result in Losses.

     (b) Except as set forth in Schedules 3.9(k) or (o) or Schedule 3.19(b), and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to pose or otherwise represent a liability in excess of $100,000: (i) the Company has not received in writing any citation, directive, letter, governmental information request, or other written communication, or any written notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of the Interests or the conduct of its operations, and to Seller's Knowledge, there is no basis therefor; (ii) the Company has obtained and is maintaining in full force and effect all permits, licenses, consents, exemptions, waivers, authorizations and approvals required by all Environmental Laws applicable to the Interests and the business operations conducted thereon and the Company is in compliance with all such permits, licenses, consents, exemptions, waivers, authorizations and approvals; and (iii) Seller has made available to Buyer all internal and external environmental audits and reports, and all correspondence, studies, documents, and correspondence on environmental matters and compliance with Environmental Laws relating to Seller's business and its Interests that are in the possession or control of Seller.

     (c) For the purposes of this Agreement, the term "Environmental Laws" shall mean any applicable federal, state, or local statutes, laws, rules, regulations, orders, ordinances, treaties, directives or other legally enforceable requirements of the United States or any state therein, and rules of common law of any Governmental Body pertaining to the protection of human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., OPA and the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as each has been amended from time to time, and all other environmental conservation and protection laws. For purposes of this Agreement, the term "Hazardous Substances" shall have the meaning given such term by CERCLA, but shall also include pollutants, contaminants, natural gas, condensate, crude oil and derivatives thereof. For the purposes of this Agreement, the term "Release" shall have the meaning given such term by CERCLA.

     (d) Buyer acknowledges that the Interests have been utilized by the Company for the purpose of exploration, development, processing, temporary storage and transportation of oil, gas and condensate, and that some of the oil and gas fuel production equipment, wells, structures, platforms, facilities or flowlines included in the Interests may contain asbestos or Naturally Occurring Radioactive Material ("NORM"). Buyer understands that NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms, and that wells, material and equipment included in the Interests may contain NORM. Buyer also understands that special procedures may be required for the removal and disposal of asbestos and NORM from the Interests, and that a health hazard may exist in connection with the presence of asbestos and NORM. Notwithstanding anything in Section 3.19 to the contrary, Seller makes no representation or warranty whatsoever with respect to the presence or not of asbestos and NORM in, on or about the Interests and Buyer assumes all liability and risk related to such asbestos and NORM and for use of appropriate procedures and activities required to handle and dispose of same.

3.20     EMPLOYEES

     The Company has no employees and has not had any employees since July 10, 2001 and, on the Closing Date, the Company will have no liability or obligations to any current or former employee of the Company, Seller or any Affiliate of Seller who has provided services to the Company, except for any liability or obligation arising under the Pre-Closing Date Claims, which the Seller is assuming. The employees who provide services for the Company are made available to the Company by another Affiliate of Seller. Schedule 3.20 contains a list of the following information for each employee of any other Affiliate of Seller who on the date of this Agreement is providing services for the Company on a full-time basis: employer; name and job title. Seller has provided Buyer with a list of current compensation paid or payable for each such employee.

3.21     LABOR RELATIONS; COMPLIANCE

     Since July 10, 2001, and to Seller's Knowledge on or before July 10, 2001, the Company has not been a party to any collective bargaining or other labor Contract except for matters listed in Schedule 3.21. Since July 10, 2001, and to Seller's Knowledge on or before July 10, 2001, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agreement. To Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22     DISCLOSURE

     No representation or warranty of Seller in this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3.23     RELATIONSHIPS WITH RELATED PERSONS

     Except with respect to Multiple Party MSAs, and with respect to administrative services and other services and benefits provided by Seller and its other Affiliates to the Company, and except as set forth in Schedule 3.23, neither Seller nor any Related Person of Seller or the Company has, or since July 10, 2001, and to Seller's Knowledge on or before July 10, 2001, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. Neither Seller nor any Related Person of Seller or of the Company owns, or since July 10, 2001, and to Seller's Knowledge on or before July 10, 2001, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company, except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.23, neither Seller nor any Related Person of Seller or the Company is a party to any Contract with, or has any claim or right against, the Company.

3.24     BROKERS OR FINDERS

     Other than the engagement of Credit Suisse First Boston LLC ("CSFB") as Seller's financial advisor, neither Seller nor the Company nor any Person acting on their behalf, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement (collectively "Brokers' Fees").

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

4.1      ORGANIZATION AND GOOD STANDING

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2      AUTHORITY; NO CONFLICT

     (a) Assuming the execution and delivery by Seller of this Agreement, this Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws effecting creditors' rights and remedies generally, and upon the execution and delivery by Buyer of the other documents to be executed and delivered by Buyer pursuant to this Agreement (collectively, "Buyer's Closing Documents"), Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws effecting creditors' rights and remedies generally. Buyer has the legal right, power, and authority to execute and deliver this Agreement and Buyer's Closing Documents and to perform its obligations under this Agreement and Buyer's Closing Documents. The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement and Buyer's Closing Documents, have been duly authorized by all requisite corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement, Buyer's Closing Documents or the consummation of the Contemplated Transactions.

     (b) Except for MMS and State Consents, and except with respect to matters subject to a Routine Governmental Approval, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii) any Legal Requirement or Order to which Buyer is subject; or

          (iv) any Contract to which Buyer is a party or by which Buyer is bound.

Except for MMS and State Consents, and except with respect to matters subject to a Routine Governmental Approval, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3      INVESTMENT REPS

     (a) Buyer is financially able to bear the economic risks of acquiring the Shares.

     (b) Buyer has such knowledge and experience in financial, business and operational matters in general and with respect to businesses of a nature similar to the Company so as to be capable of evaluating the merits and risks of, and making an informed business decision with respect to, the acquisition of the Shares.

     (c) Buyer is acquiring the Shares solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act, or an exemption from such registration is available.

     (d) Buyer (i) has received all the information it has deemed necessary to make an informed investment decision with respect to an acquisition of the Shares; (ii) understands that the Company is not subject to the reporting requirements of the Exchange Act, (iii) has had the unrestricted opportunity to make such investigation as it has desired pertaining to the Company and the acquisition of the Shares and to verify the information that is, and has been, available to Buyer; and (iv) has had the opportunity to ask questions of Seller, and representatives of the Company concerning the Company.

     (e) Buyer understands that the Shares are being transferred to it pursuant to an exemption from registration under the Securities Act and that Seller is relying upon the investment and other representations made herein as the basis for Seller claiming such exemption.

4.4      FEDERAL AND STATE LEASES

     (a) Buyer (i) is qualified with the MMS to hold title to, own and operate oil and gas leases and to operate platforms, wells, pipelines and facilities on the U.S. Outer Continental Shelf ("OCS"), and such qualification satisfies all MMS qualification requirements which Buyer must meet by virtue of the Contemplated Transactions, (ii) is qualified to hold title to the Interests in the state waters of Louisiana and Texas, and such qualification satisfies all state qualification requirements which Buyer must meet by virtue of the Contemplated Transactions, and (iii) is in good standing with, authorized by and qualified with all Governmental Bodies with jurisdiction over operations of the Company, to the extent Buyer is, or by virtue of the Contemplated Transactions will be, required to so qualify and maintain good standing.

     (b) Buyer is unaware of any fact or circumstance which would preclude the unconditional approval by the MMS, any state agency, or any other Governmental Body with applicable jurisdiction, including any fact or circumstance either in existence, or that will arise with the passage of time, which would preclude the unconditional approval: (i) of Buyer's bonds, insurance coverage, evidence of financial responsibility, guarantees and indemnity agreements to secure the Company's ownership and operation of the Interests or Buyer's ownership of the Company, or (ii) of the termination and cancellation of all of Seller's bonds

(other than the $3,000,000 areawide bond of Seller which will remain in place with the MMS after Closing), insurance coverage, evidence of financial responsibility, guarantees and indemnity agreements provided to the MMS or other Governmental Bodies related to the Company's ownership and operation of the Interests ("Seller's Bonds and Liability Agreements").

4.5      CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.6      BROKERS OR FINDERS

     Neither Buyer nor any Person acting on its behalf has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE 5
                    COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1      ACCESS AND INVESTIGATION

     From and including the date of this Agreement until the Closing, Seller will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") at such times and on such terms as Seller may approve, access to the Company's personnel, properties, contracts, books and records, and other existing documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2      OPERATION OF THE BUSINESS OF THE COMPANY

     From and including the date of this Agreement until the Closing, Seller will, and will cause the Company to:

     (a) conduct the business of the Company only in the Ordinary Course of Business;

     (b) use Best Efforts to preserve intact the current business organization of the Company, keep available the services of any individuals employed by Seller or its Affiliates who currently provide services to the Company (subject to Section 10.4), and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company; and

     (c) cause the Retained Assets and Retained Liabilities to be transferred from the Company to Seller or another of its Affiliates, and for Seller or such other Affiliate to assume all of the Company's liabilities and obligations under or with respect to the Retained Liabilities without any warranty whatsoever, express or implied.

5.3      NEGATIVE COVENANTS

     (a) Except as otherwise permitted or contemplated by this Agreement, from and including the date of this Agreement until the Closing, Seller will not, and will cause the Company not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within either of their control, as a result of which any of the changes or events listed in
Section 3.16 is likely to occur.

     (b) The Company will not incur or commit to incur any expenses with respect to any Interests, or to apply revenues from a Well's production or a Lease in connection with any Interests, except for Ordinary and Capital Expenses or except to the extent Buyer has been given seven days prior written notice and has consented thereto in writing.

5.4      REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. From and including the date of this Agreement until the Closing (or with respect to Routine Governmental Approvals after Closing), Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining the MMS and State Consents.

5.5      NOTIFICATION OF BUYER

     From and including the date of this Agreement until the Closing, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact, circumstance or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the existence or occurrence after the date of this Agreement of any fact, circumstance or condition that would cause or constitute a Breach of any such representation and warranty had such representation and warranty been made at or after the time of occurrence or discovery of such fact, circumstance or condition. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Article 5 or of the occurrence of any event that may make the satisfaction of any of the conditions in Article 7 impossible or unlikely. No notice given pursuant this Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

     Seller will cause all indebtedness and intercompany payables (i) owed to the Company by Seller or any Related Person of the Seller, or (ii) owed by the Company to the Seller or any Related Person of the Seller, to be paid in full prior to the Closing.

5.7      RELEASE OF THE COMPANY

     (a) Prior to or simultaneously with the Closing, Seller will cause the Company to be released from all guaranties of indebtedness of Seller or its Affiliates, listed on Schedule 5.7(a), and Seller will cause the Interests and the Shares to be released from any security interests, liens, and pledges related to such indebtedness, including those mortgages and liens listed on
Schedule 3.9(a)(ii) and that pledge of the Shares set forth on Schedule 3.3, all for the benefit of Bank One, N.A., as administrative agent for those banks participating in the Seller's credit facility

     (b) Seller hereby agrees to forever waive, release and discharge and to not assert, any and all rights Seller or its Affiliates may have pursuant to applicable law or otherwise to make a claim against or otherwise demand or receive payment from the Company or any officer, director, employee or agent of the Company, arising out of or with respect to, any act or omission of the Company, or any such individual in such individual's role as an officer, director, employee or agent of the Company, prior to the Closing Date.

     Seller understands and agrees that pursuant to this Section 5.7, Seller is expressly waiving certain claims (other than those expressly reserved as set forth in this Section 5.7), even those Seller may not know or suspect to exist, which if known may have materially affected the decision to provide this release, and Seller waives any rights under applicable Legal Requirements that provide to the contrary.

5.8      BEST EFFORTS

     From and including the date of this Agreement until the Closing, Seller will use its Best Efforts to cause the conditions in Article 7 to be satisfied.

                                   ARTICLE 6
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1      APPROVALS OF GOVERNMENTAL BODIES

     Subject to Section 10.8, as promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. From and including the date of this Agreement until the Closing (or with respect to Routine Governmental Approvals after Closing), Buyer will, and will cause each of its Related Persons to, (a) cooperate with Seller with respect to all filings that Seller elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and
(b)  cooperate  with Seller in  obtaining  all consents  identified  in Schedule

3.2(c) or Schedule 3.9(l); provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business to obtain a Governmental Authorization.

6.2      INTENTIONALLY DELETED

6.3      NOTIFICATION OF SELLER

     From and including the date of this Agreement until the Closing, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact, circumstance or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the existence or occurrence after the date of this Agreement of any fact, circumstance or condition that would cause or constitute a Breach of any such representation and warranty had such representation and warranty been made at or after the time of occurrence or discovery of such fact, circumstance or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Article 6 or of the occurrence of any event that may make the satisfaction of any of the conditions in Article 8 impossible or unlikely.

6.4      BEST EFFORTS

     Except as set forth in the proviso to Section 6.1, from and including the date of this Agreement until the Closing, Buyer will use its Best Efforts to cause the conditions in Article 8 to be satisfied.

                                   ARTICLE 7
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1      MATERIAL ADVERSE EFFECT ON THE COMPANY

     The representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date (without giving effect to any qualification as to materiality), other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except to the extent that the failures to be so true and correct would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect.

7.2      SELLER'S PERFORMANCE

     (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of those covenants and obligations (considered individually), must have been duly performed and complied with in all material respects and Buyer shall have received a certificate from Seller to such effect signed by a duly authorized officer thereof.

     (b) Each document or other item required to be delivered by Seller pursuant to Section 2.4(a) must have been delivered.

7.3      CONSENTS

     Each of the Consents identified in Schedule 3.2(c) or Schedule 3.9(l) must have been obtained and must be in full force and effect.

7.4      ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to Buyer:

     (a) an opinion of Jenkens & Gilchrist, a Professional Corporation, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and with respect to (i) the legal matters addressed in Sections 3.1, 3.2(a), 3.2(b)(i) and (v) and 3.3, and (ii) the legal matters as to Seller addressed in Sections 3.2(b)(ii) and (iv) and 3.2(c);

     (b) a certificate executed by Seller to the effect that each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, provided that, for the purpose of such certificate, no representation and warranty will be deemed inaccurate due to any fact, circumstance or condition of which Seller has given Buyer notice in writing on or before the Closing Date;

     (c) a release, effective as of the Closing Date, executed by the Company, Seller and JPMorgan Chase Bank pursuant to the Indenture dated as of March 25, 2003, between Seller and JPMorgan Chase Bank, as Trustee, as supplemented by that First Supplemental Indenture dated as of December 29, 2003, releasing the Company as a subsidiary guarantor under Seller's 7 1/2% Senior Subordinated Notes Due 2013;

     (d) a letter dated July 8, 2004, executed by Bank One, NA, as Administrative Agent, on behalf of the Banks, evidencing their consent to the sale of the Company under the Fourth Amended and Restated Credit Agreement, dated as of December 30, 2003, among Denbury Onshore, LLC, Seller, Bank One, NA and the Banks from time to time party thereto;

     (e) a partial release of mortgage liens on the Interests in Texas, dated the Closing Date and executed by Bank One, NA, as Administrative Agent, on behalf of the Banks;

     (f) an affidavit, executed by Bank One, NA, as Administrative Agent, on behalf of the Banks, to partially cancel multiple indebtedness mortgages in Louisiana, dated the Closing Date;

(g) UCC-3 termination statements evidencing the termination of the applicable liens in Texas and Louisiana created under the Fourth Amended and Restated Credit Agreement dated as of December 30, 2003, among Denbury Onshore, LLC, Seller, Bank One, NA and the Banks from time to time party thereto;

     (h) an executed counterpart of the Reporting and Accounting Agreement, dated the Closing Date and executed by Denbury Onshore, LLC and Buyer, in the form attached hereto as Exhibit A;

     (i) a resignation letter, effective as of the business day following the Closing Date, from Phil Rykhoek and resignation letters, effective as of the Closing Date, from each other officer and director of the Company;

     (j) Interim Balance Sheet;

     (k) IRS Section 338 (h)(10) election Form 8023;

     (l) a Certificate of Corporate Secretary and Power of Attorney addressing MMS matters, executed by Phil Rykhoek, in the form attached hereto as Exhibit B;

     (m) an executed Assignment of Oil and Gas Properties and Contracts and Bill of Sale, in the form attached hereto as Exhibit C; and

     (n) such other documents as Buyer may reasonably request for the purpose of
(i) enabling its counsel to provide the opinion  referred to in Section  8.4(a),
(ii) evidencing the accuracy of any of Seller's  representations and warranties,
(iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller,
(iv) evidencing the satisfaction of any condition referred to in this Article 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5      NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

                                   ARTICLE 8
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1      MATERIAL ADVERSE EFFECT ON BENEFITS OF TRANSACTION

     The representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date (without giving effect to any qualification as to materiality), with the same force and effect as if made on the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except to the extent that the failures to be so true and correct would not, individually or in the aggregate with other such failures, have a material adverse effect on the benefits to be received by Seller in connection with this Agreement and the Contemplated Transactions taken as a whole.

8.2      BUYER'S PERFORMANCE

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Buyer must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b), and the agreements contained in Section 10.8(a) to be performed prior to Closing must have been performed and complied with in all respects at or prior to Closing.

8.3      CONSENTS

Each of the Consents identified in Schedule 3.2(c) or Schedule 3.9(l) must have been obtained and must be in full force and effect.

8.4      ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Seller:

     (a) an opinion of Vinson & Elkins, L.L.P., dated the Closing Date, in form and substance reasonably satisfactory to Seller and with respect to the matters addressed in Sections 4.1 and 4.2;

(b) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, provided that, for the purpose of such certificate, no representation and warranty will be deemed inaccurate due to any fact, circumstance or condition of which Buyer has given Seller notice on or before the Closing Date in accordance with Section 6.3.

     (c) evidence of compliance with MMS-related covenants in Section 10.8(a), in form and substance reasonably satisfactory to Seller;

     (d) receipt of Interim Balance Sheet;

     (e) IRS Section 338 (h)(10) election Form 8023;

     (f) an executed counterpart of the Reporting and Accounting Agreement, dated the Closing Date and executed by Denbury Onshore, LLC and Buyer, in the form attached hereto as Exhibit A;

     (g) such other documents as Seller may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
(iv) evidencing the satisfaction of any condition referred to in this Article 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions; and

     (h) evidence reasonably acceptable to Seller of the accuracy of Buyer's representations and warranties in Section 4.4(a) as of the Closing Date, including evidence that Buyer is qualified with MMS to hold title to leases on the OCS.

8.5      NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                                   ARTICLE 9
                                   TERMINATION

9.1      TERMINATION EVENTS

     This Agreement may, by notice given at or prior to the Closing, be terminated:

     (a) by either Buyer or Seller if a material Breach of any provision of this Agreement (other than a Breach of a representation and warranty that would not be likely to result in a Material Adverse Effect) has been committed by the other Party and such Breach has not been waived;

     (b) (i) by Buyer if any of the conditions set forth in Article 7 have not been satisfied as of the Proposed Closing Date or any subsequently agreed upon Closing Date or if satisfaction of any such conditions is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived any such condition on or before the Proposed Closing Date or any subsequently agreed upon Closing Date; or (ii) by Seller, if any of the conditions set forth in Article 8 have not been satisfied as of the Proposed Closing Date or any subsequently agreed upon Closing Date or if satisfaction of any such conditions is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived any such condition on or before the Proposed Closing Date or any subsequently agreed upon Closing Date;

     (c) by mutual consent of Buyer and Seller; or

     (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by 30 days after the Proposed Closing Date.

9.2      EFFECT OF TERMINATION

     Each Party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 12.1,
12.2 and 12.3 will survive; provided, however, that nothing herein shall relieve Seller or Buyer from liability for any Breach of this Agreement.

                                   ARTICLE 10
                              ADDITIONAL AGREEMENTS

10.1     TAX MATTERS

     (a) Seller shall and shall cause the Company to terminate any tax sharing agreement between or among Seller and the Company or any other Affiliates of Seller as of the Closing Date and any such agreement shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

     (b) Seller shall timely file the U.S. federal income Tax Returns of the Affiliated Group and any Combined Returns (taking into account extensions thereto) for all periods (including any Pre-Closing Period or Straddle Period) and will timely pay any Taxes with respect thereto. Seller shall include the income of the Company (including any deferred items triggered into income by Treas. Reg. ss.1.1502-13, any excess loss account taken into income under Treas. Reg. ss.1.1502-19 and all items of income and gain resulting from the Section 338(h)(10) Elections) on Seller's consolidated federal income Tax Returns for all periods through the end of the Closing Date and pay any federal income Taxes attributable to such income. The Company shall furnish Tax information to Seller for inclusion in Seller's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. For purposes of preparing these Tax Returns and Combined Returns, the income and expenses of the Company shall be apportioned between the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date. Seller shall timely file such Tax Returns and duly and timely pay all Taxes on such Tax Returns.

     (c) Seller shall prepare or shall cause to be prepared all other Tax Returns of the Company for a Pre-Closing Period that are filed subsequent to the Closing Date. Seller shall timely file such Tax Returns and duly and timely pay all Taxes due with respect to the periods covered by such Tax Returns. To the extent in its or the Company's possession Buyer shall provide timely and accurate information to Seller for Seller's preparation of such Tax Returns

     (d) Buyer shall prepare or shall cause to be prepared all Tax Returns of the Company for a Straddle Period that are filed subsequent to the Closing Date. All such Tax Returns with respect to a Straddle Period shall be prepared on a basis consistent with prior Tax Returns filed with respect to the Company. With respect to each such Tax Return, Buyer shall determine the Tax attributable to the portion of the Straddle Period ending on the Closing Date (the "Pre-Closing Tax") by an interim closing of the books as of the Closing Date, except for ad valorem Taxes and franchise Taxes. At least twenty (20) days prior to the date on which such Tax Return is due (including any extensions), Buyer shall deliver a copy of such Tax Return to Seller together with a statement of the Pre-Closing Tax. Seller shall be permitted to review and comment on each such Tax Return at least ten days prior to such due date, and Buyer shall make such changes and revisions to such Tax Return and the resulting Pre-Closing Tax as are reasonably requested by Seller and which are consistent with past practices of the Company and shall notify Seller thereof at least five days prior to such due date that such changes have been made. Not later than three days prior to such due date, Seller shall pay to Buyer the amount of Pre-Closing Tax (as so revised), reduced by the amount of any prepaid tax payments (including tax deposits) made with respect to such Pre-Closing Tax prior to the Closing. If the amount of any such prepaid tax payments is in excess of the amount of the Pre-Closing Tax, then such excess shall be treated as a refund under Section 10.1(f) of this Agreement and shall be refunded to Seller in accordance with the terms of Section 10.1(f). Upon receipt of such payment, Buyer shall cause the Company to file such Tax Return and timely pay the Tax shown due on such Tax Return less prepaid tax payments (including tax deposits).

     Buyer shall be responsible for preparing and filing the initial franchise tax return of the Company required to be filed after the Closing Date as a result of the transfer of the Shares to the Buyer (the "Initial Franchise Tax Return") and shall be responsible for the payment of any franchise taxes due with respect to the period covered by the Initial Franchise Tax Return. Seller shall be responsible for preparing and filing any franchise tax returns of the Company required to be filed for any periods prior to the period covered by the Initial Franchise Tax Return and shall be responsible for the payment of any franchise taxes due with respect to the periods covered by such franchise tax returns. Any reduction in the amount of franchise taxes for any period for which Seller is responsible hereunder shall be treated as a refund under Section 10.1(f) and shall be refunded to Seller in accordance with the terms of Section 10.1(f)

     Buyer shall be responsible for paying the ad valorem taxes attributable to the Interests for the calendar year 2004. Buyer shall calculate and determine the amount of such ad valorem taxes attributable to the periods prior to the Closing Date by prorating such taxes on a daily basis (the "Pre-Closing Ad Valorem Tax"). At least twenty (20) days prior to the date that any such ad valorem tax is due, Buyer shall deliver a copy of the 2004 tax statements along with Buyer's calculation of the Pre-Closing Ad Valorem Tax to Seller. Seller shall be permitted to review such documentation until ten days prior to such due date, and Buyer shall make such changes and revisions to such tax payments and the resulting Pre-Closing Ad Valorem Tax as are reasonably requested by Seller and which are consistent with past practices of the Company and shall notify Seller at least five days prior to such due date that such changes have been made. Not later than three days prior to such due date, Seller shall pay to Buyer the final amount of Pre-Closing Ad Valorem Tax. Upon receipt of such payment, Buyer shall cause the Company to timely pay the 2004 ad valorem taxes attributable to the Interests.

     (e) Seller shall join Buyer in making a timely, irrevocable and effective election under Section 338(h)(10) of the Code and any similar election under any applicable state or local income tax law (collectively, the "Section 338(h)(10) Elections") with respect to Buyer's purchase of the Shares. To facilitate such election, at the Closing Seller shall deliver to Buyer an IRS Form 8023 and any similar forms under applicable state or local income tax law ("Forms 8023") with respect to Buyer's purchase of the Shares, on which Seller shall have completed Sections B and C thereof and which shall have been duly executed by an authorized person for Seller. Buyer shall complete Sections A, D and E thereof and cause the Forms 8023 to be duly executed by an authorized person for Buyer, shall provide a copy of the completed Forms 8023 to Seller, and shall cause the Forms 8023 to be duly and timely filed as prescribed by Treas. Reg. ss. 1.338(h)(10)-1 or the corresponding provisions of applicable state or local income Tax law. Seller and Buyer shall cooperate with each other in allocating the aggregate deemed sale price ("ADSP") as defined in Treas. Reg. ss. 1.338-4 among the classes of assets of the Company pursuant to Treas. Reg. ss. 1.338-6, and shall make available to each other such Tax data and other information as may be reasonably requested by the other party. Within 150 days after the Closing, Seller and Buyer shall agree on the allocation of such ADSP among the classes of assets of the Company to be reported on the respective IRS Form 8883 and any similar forms under applicable state or local income tax law ("Forms 8883") to be filed by Seller and Buyer. In the event that Buyer and Seller are unable to agree on the allocation of ADSP to be reported on Forms 8883 within 180 days of the Closing Date, the matter in dispute shall be resolved as soon as practicable (but in any event within 30 days thereafter) by a "Big Four" independent accounting firm or, if the disagreement involves valuation, by a nationally recognized appraisal firm, mutually satisfactory to the parties, which resolution shall be binding and conclusive upon Seller and Buyer. Buyer and Seller shall bear equally the fees and expenses of such firm. Buyer and Seller shall file all Tax Returns in a manner consistent with the allocation of ADSP reported on Forms 8883.

     (f) Any Tax refunds that are received by Buyer or the Company and any amounts credited against Taxes to which Buyer or the Company become entitled that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within 15 days after the receipt or entitlement thereto, net of any Taxes imposed upon Buyer by reason of the receipt of such refund or credit.

     (g) Buyer shall not file an amended Tax Return or any claim for refund for any period ending on or prior to the Closing Date without the written consent of Seller, which consent will not be unreasonably withheld. However, in no case will Seller's failure to give consent be treated as unreasonably withheld if it is due to Seller's reasonable belief that filing a claim for refund would have a detrimental impact (including an increased risk of a tax audit) on Seller or any Seller's Affiliates (including Seller's Affiliated Group).

     (h) Seller shall be solely responsible for the audit of, or any litigation or other Proceeding with respect to, the consolidated federal income Tax return of the Affiliated Group and any Combined Returns and Seller shall have the sole discretion to settle or defend any such audit, litigation or other Proceeding with respect to a U.S. federal income Tax Return of the Affiliated Group or a Combined Return. Any such audit, litigation or other Proceeding will not be a Third Party Claim subject to the provisions of Section 11.7.

     (i) Buyer agrees to indemnify Seller for any additional tax owed by Seller (including tax owed by Seller due to this indemnification payment) resulting from any transaction engaged in by the Company not in the Ordinary Course of Business occurring on the Closing Date but after the Closing, other than any Tax resulting from the Section 338(h)(10) Elections.

     (j) Buyer and Seller agree to report all transactions not in the Ordinary Course of Business occurring after the Closing on the Closing Date on Buyer's federal income Tax Return (or on the Company's separate federal income Tax Return) to the extent permitted by Treas. Reg. ss.1.1502-76(b)(1)(ii)(B), other than any transactions resulting or deemed to result from the Section 338(h)(10) Elections.

     (k) Seller, the Company and Buyer shall preserve all Tax information related to the Company, and records or other documents related to Taxes with respect to the Company, until the date that is six months after the expiration of the statute of limitations applicable to such Tax; and each Party agrees to give to the other Party a reasonable written notice prior to its transferring, destroying or discarding any such information, records or documents and, to the extent the other Party so requests, the notifying Party shall permit the other Party to take possession of such information, records and documents. Buyer and the Company, on the one hand, and Seller, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns pursuant to this Section 10.1 and any audit, litigation or other Proceeding with respect to Taxes. In that regard, Seller, Buyer, and the Company shall, at their own expense, maintain such Tax information or Tax records relating to the Company as are regularly maintained by the Company or such Party or as may be required by law (including Tax law) to be maintained. Such Tax records or Tax information shall be made available upon written request by Seller or Buyer or the Company, as the case may be, within five business days of such request. Notwithstanding the foregoing, Seller and Buyer shall only be obligated to provide that portion of their federal consolidated Tax Returns or Combined Tax Returns and accompanying Tax records or Tax information that directly relates to the Company. In any event, the provisions of access to such Tax records or Tax information shall not unreasonably interfere with the business operations of the non-requesting Party.

     (l) All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with the Contemplated Transactions shall be paid by the Party incurring same.

10.2     INSURANCE

     Buyer acknowledges that on the Closing Date, effective as of the Closing, all insurance coverage and bonds (other than bonds included in Seller's Bonds and Liability Agreement and bonds covered by the provisions of Section 10.12) provided by Seller, or any of its Affiliates other than the Company, for the Company ("Seller Provided Insurance and Bonds"), and all certificates of insurance evidencing that the Company maintains any required insurance by virtue of Seller Provided Insurance and Bonds, other than the three bonds identified in
Schedule 10.8(a) under which the Company is indicated as "Principal," will terminate and Seller will have the right to keep any unearned premiums in connection with Seller Provided Insurance and Bonds. After Closing, Seller will cooperate with Buyer and the Company to obtain for the Company the benefits of Seller Provided Insurance and Bonds with respect to matters arising prior to Closing that are covered thereby, including, if so covered, claims asserted by a third party against the Company that would have been Pre-Closing Date Claims if asserted on or before the first anniversary of the Closing Date.

10.3     PRE-CLOSING DATE CLAIMS

     (a) For the purpose of this Agreement, the term "Pre-Closing Date Liability Claim" means any claim asserted by a third party against the Company for damage to person or property to the extent it arises out of events occurring prior to the Closing Date. Pre-Closing Date Liability Claims do not include (i) claims which arise out of events occurring on or after the Closing Date, even if such events result from the Company continuing to conduct business in the same manner as prior to the Closing Date, (ii) claims related to violations of Environmental Laws or based on release or the threat of release of any Hazardous Substance, unless the existence of such claim results in a Breach of the representations and warranties in Section 3.19, or (iii) claims which are asserted against the Company after the first anniversary of the Closing Date.

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

     (b) For the purpose of this Agreement, the term "Pre-Closing Date Litigation Claim" means any claim asserted by a third party against the Company for damage to person or property, including those set forth on Schedule 3.15(a), and the threatened litigation described on Schedule 3.15(a) (even though such threatened litigation does not involve damage to person or property), which arises out of events occurring prior to the Closing Date and which is asserted prior to the Closing Date in any litigation commenced against the Company prior to the Closing Date or, with respect to the threatened litigation described on
Schedule 3.15(a), which is asserted in any litigation commenced against the Company at any time.

     (c) Pre-Closing Date Liability Claims and Pre-Closing Date Litigation Claims are collectively referred to as "Pre-Closing Date Claims." Damages resulting from Pre-Closing Date Claims are included in the indemnification obligations of Seller set forth in Section 11.2 of this Agreement. Pre-Closing Date Claims will be Third Party Claims subject to the provisions of Section 11.7 of this Agreement, provided, however, that notwithstanding any provision of
Section 11.7 to the contrary, Seller shall have the absolute right to direct the legal defense of, and to compromise or settle, any such claim seeking only cash payments and for which Seller provides a full and unconditional release of the Company, on such terms as Seller deems appropriate, using such counsel as Seller may choose and no party shall have a right to refuse to execute any document or to refuse to take any other act necessary or required in connection with the settlement of a Pre-Closing Date Claim seeking only cash payments and for which Seller provides a full and unconditional release of the Company, provided further that Seller shall be responsible for the reasonable expenses, if any, of executing any document necessary or required in connection with such settlement. Pre-Closing Date Claims made seeking damages other than cash payments or for which Seller does not provide a full and unconditional release of the Company, will be governed by the provisions of Section 11.7 hereof.

     (d) If, and to the extent that, the Company has a claim against any third party which arises out of or which directly relates to events giving rise to a Pre-Closing Date Claim (in all cases, a "Company Claim"), Buyer shall cause the Company both to transfer to Seller on a timely basis all rights related to such Company Claim, other than rights with respect to a Company Claim for amounts due to the Company with respect to operations during the Adjustment Period, such that to the extent possible Seller is able to make demand upon the proper parties based on such claim, and to cooperate with Seller in Seller's efforts to make recovery on such claim; provided that any costs and expenses, including attorneys fees and expenses, incurred by the Company in connection herewith shall be paid by Seller. On request of Seller, Buyer will, and will cause the Company to, instruct and direct any counsel representing the Company in connection with any Pre-Closing Date Claim that seeks only cash payments and for which Seller provides a full and unconditional release of the Company or Company Claim to comply with Seller's directions regarding the prosecution, legal defense, compromise or settlement of any such Pre-Closing Date Claim or Company Claim. Other than rights with respect to a Company Claim for amounts due to the Company with respect to operations during the Adjustment Period, Seller shall retain control of all Seller Provided Insurance and Bonds providing coverage with respect to such Pre-Closing Date Claims and Company Claims, and will be entitled to receive and retain all amounts paid pursuant to said policies or bonds with respect to such Pre-Closing Date Claims or Company Claims. Seller will be entitled to retain all damages recovered in connection with Company Claims, other than rights with respect to a Company Claim with respect to amounts due to the Company for operations during the Adjustment Period.

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

10.4     EMPLOYEES

     Seller will have the right, on or before the Closing Date, to cause the Affiliate of Seller which employs the individuals named on Schedule 3.20 (the "Schedule 3.20 Employees") to terminate the employment of some or all of the
Schedule 3.20 Employees. Such termination will not cause the Company to incur any severance obligations to the Schedule 3.20 Employees. Buyer acknowledges that if not terminated prior to Closing, all Schedule 3.20 Employees except for the employees designated "Retained Employees" on Schedule 3.20, if any, will be terminated as of the Closing Date. Notwithstanding Buyer's agreements set forth in Section 12.3(g) below, Buyer may solicit any of the Schedule 3.20 Employees except for the Retained Employees for employment to commence following the Closing. Any and all obligations or liabilities (including any severance obligations) arising in connection with the termination of employment of any
Schedule 3.20 Employee by Seller or any Affiliate of Seller shall be borne solely by Seller or an Affiliate of Seller.

10.5     COMPANY FILES

     In addition to the books and records covered by Section 3.5, certain other files relating to the Interests or the operation of the Company are maintained by Seller at Seller's place of business. All such files either will be in the possession of the Company at the Closing or will be delivered to the Company promptly after the Closing.

10.6     DISPUTE RESOLUTION

     (a) The Parties will attempt in good faith to resolve promptly by negotiation any and all controversies and disputes arising under, out of or relating to this Agreement or the Contemplated Transactions, other than controversies or disputes arising out of a Party's fraudulent acts or omissions or willful misconduct (a "Dispute"). If such negotiation has not resulted in a resolution of such Dispute within 30 days of the receipt by a Party of a written notification by the other Party of a Dispute, such Dispute will be settled by final and binding arbitration in accordance with the procedures and conditions set forth herein, which may be initiated by either Party following such 30-day period in accordance with Section 10.6(d).

     (b)  Except  as   modified   herein,   the  Federal   Arbitration   Act,  9
U.S.C.ss.ss.1, et seq., will apply to any arbitration hereunder.

     (c) Any arbitration proceedings hereunder will be conducted in Dallas, Texas. The arbitration will be administered by the AAA, pursuant to the then-prevailing Commercial Arbitration Rules (the "Rules"), subject to the limitations and modifications set forth herein.

     (d) Notice of a demand for arbitration (a "Notice to Arbitrate") must be accompanied by a short and plain statement of the Party's claim(s), the grounds for same and the relief sought and, unless the Parties have already agreed upon a single Arbitrator to conduct the arbitration, shall appoint one Arbitrator.

Within 30 days of receipt of a Notice to Arbitrate, the other Party must set forth in writing and deliver to the Party who gave such Notice to Arbitrate an answer setting forth its response to the claim for relief, as well as any affirmative defenses and counterclaims and, unless the Parties have already agreed upon a single Arbitrator, shall appoint one Arbitrator. If the Parties agree upon a single Arbitrator, then the date of the other Party's answer will be the date of the appointment of the Tribunal.

     (e) The arbitration will be before a panel (the "Tribunal") of three neutral arbitrators (each, an "Arbitrator"). If the Parties agree upon a single Arbitrator to conduct the arbitration, references herein to the Tribunal mean such single Arbitrator. If the Parties have not agreed upon a single Arbitrator, each Party shall appoint one Arbitrator as provided in Section 10.6(d). The third Arbitrator shall be appointed jointly by the first two Arbitrators. If the Arbitrators appointed by the Parties cannot agree upon a third Arbitrator within 30 business days from their appointment, the third Arbitrator will be selected by the AAA in accordance with the Rules.

     (f) Neither Party will have the right to ex parte contact with the Tribunal. The Tribunal is only authorized to, and only has the consent of the Parties to, interpret and apply the terms and conditions of this Agreement in accordance with the governing law. The Tribunal is not authorized to and shall not add to, detract from or modify any term or condition of this Agreement, or deprive either Party of any right or remedy expressly provided hereunder. In the event that the Arbitrator exceeds his or her authority under this Agreement and violates its provisions, either Party may petition a court of competent jurisdiction to vacate the Arbitration Award on the grounds that the Arbitrator exceeded his or her authority. The court shall make its determination based on the record from the arbitration, affidavits submitted by the Parties, and briefing submitted by the Parties. In any event, the Parties expressly waive any right to a jury trial and stipulate that any designated issues will be decided by the court without a jury.

     (g) It will be the responsibility of each Party to timely comply with the AAA's requests for payment of the Tribunal's fees. Any Tribunal fees that are due prior to the issuance of an Arbitration Award shall be evenly divided between the Parties. Any Party who has not complied with any such request within 30 calendar days thereof will be deemed in default of this Agreement and the Tribunal may enter a default judgment against such Party on the merits.

     (h) The Parties will have the right to conduct and enforce pre-hearing discovery in accordance with the Federal Rules of Civil Procedure then in effect for the Northern District of Texas, including any Local Rules (collectively, the "Court Rules"), subject to the following:

          (i) The Parties will make the voluntary disclosures described in the Court Rules (except those applicable to expert witnesses) within 30 days after the appointment of the Tribunal. The Tribunal shall establish a deadline for disclosure of the identity and report of each expert witness, as well as all other disclosures described in the Court Rules.

          (ii) Each Party may serve a request for production of tangible and documentary evidence. Responses to a request for production will be due 30 days after receipt.

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

          (iii) Each Party may serve no more than one set of interrogatories limited to no more than 30 questions, including subparts. Answers to interrogatories will be due 30 days after receipt.

          (iv) Each Party may depose expert and fact witnesses.

          (v) The Tribunal will have the right and authority to decide any and all discovery disputes. The Tribunal will be empowered to issue subpoenas and any and all process and orders permitted under the Rules to compel cooperation in the discovery and otherwise enforce the discovery rights and obligations of the Parties.

     (i) The Tribunal will issue and deliver to each Party a written and signed award (the "Arbitration Award") after the conclusion of the hearing before the Tribunal provided in this Section 10.6. The Arbitration Award will contain the factual and legal basis for such award. The Arbitration Award will, in addition to the relief granted therein, award attorneys' fees and costs to the prevailing Party as the Arbitrator may determine in light of all of the circumstances. The term "costs" includes court costs, the fees of the Tribunal, administrative fees, travel expenses and out-of-pocket expenses such as copying charges, telephone expenses and witness fees (including expert witness fees), and reasonable internal costs. The Arbitration Award will be binding upon the Parties in accordance with its terms provided that the Arbitration Award is rendered, and the Arbitration proceedings are conducted, in accordance with the terms and provisions of this Agreement.

     (j) The Arbitration Award may be enforced by any court of competent jurisdiction.

10.7     SEISMIC DATA

     The Company does not own or license any seismic data. Another Affiliate of Seller owns licenses for certain seismic data as set forth on Schedule 10.7, which is the seismic data that is used by the Company. Effective upon Closing, the Company will no longer have access to or the right to use such seismic data. After Closing, Buyer and the Company will be responsible to obtain such seismic data or licenses as they may choose.

10.8     BUYER'S MMS AND STATE REGULATORY OBLIGATIONS

     (a) In addition to its representations and warranties set out in Article 4, Buyer hereby represents and warrants to Seller that Buyer has posted or provided, or that Buyer will promptly after the Closing post or provide, all lease bonds, area-wide bonds, additional bonds and supplemental bonds and all guaranties, indemnities, insurance coverage and evidence of financial responsibility required by the MMS and all other applicable Governmental Bodies related to the Company's ownership or operation of the Interests or Buyer's ownership of the Company, including those required to secure its responsibilities under the Oil Pollution Act ("OPA") or any other applicable law. With respect to its representations and warranties above, at the Closing Buyer will provide to Seller evidence reasonably satisfactory to Seller of the accuracy thereof.

     (b) In addition to Buyer's representations, warranties, agreements and obligations under Section 10.8(a) above, Buyer agrees promptly after the Closing to post any and all additional bonds, supplemental bonds, or insurance coverage, execute any and all guarantees and indemnity agreements, provide all evidence of financial responsibility and make any and all filings, registrations, and recordings with the MMS, the states of Texas and Louisiana, and all other Governmental Bodies necessary to permit the termination and cancellation of any and all liability and obligations of Seller with respect to Seller's Bonds and Liability Agreements (collectively, "MMS Cancellation"). Buyer shall expressly agree in all filings with MMS and all other Governmental Bodies, to the extent such filings permit such an agreement, to assume any and all obligations of Seller relating to the Interests (collectively, "MMS Obligations"), provided, however, that Buyer's assumption of the MMS Obligations will not limit any right Buyer otherwise has to be indemnified by Seller for Claims arising out of the MMS Obligations prior to the Closing Date or for a Breach of any representation, warranty or covenant of Seller herein.

     (c) Buyer will, and will cause each of its Related Parties to, promptly after the Closing, take all actions required by the MMS, the states of Louisiana and Texas, and any other Governmental Bodies to obtain the MMS and State Consents (as defined in Section 3.9(e)) and all other requisite Governmental Authorizations and other Consents with respect to the Contemplated Transactions.

     (d) Buyer shall promptly after Closing file with the MMS any and all updates to the Company's MMS qualification file required by MMS regulations due to the Closing of the Contemplated Transactions.

10.9     CHANGE OF THE COMPANY'S NAME; USE OF SELLER'S NAME

     Upon Seller's receipt of MMS' written notice of MMS Cancellation, Buyer shall promptly cause the Company's name to be changed so that it does not contain the word "Denbury" or words deceptively similar thereto or derivations or abbreviations thereof. As soon as practicable after MMS Cancellation but in any event no later than thirty days after the date of the MMS Cancellation, Buyer will notify all third parties with whom the Company regularly does business or with whom the Company has written agreements, including parties to the Company Basic Documents identified on Schedule 3.9(d) or any other part of
Schedule 3.9, of the change in the name of the Company. Also as soon as practicable after MMS Cancellation, but in any event no later than ninety days after the date of the MMS Cancellation, Buyer will remove or cause to be removed the names and marks used by Seller and all variations and derivatives and logos relating thereto from the Interests and will not thereafter use Seller's name, marks or logos for any reason.

10.10    SUSPENSE ACCOUNT

     Within 30 days following the Closing Date, Seller will transfer to the Company or Buyer all records relating to the suspense of proceeds attributable to production from the Interests and all funds related thereto which are being held in suspense. Buyer agrees to cause the payment of such suspensed funds to the appropriate parties in due course.

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

10.11    FINANCIAL STATEMENTS

     Upon request of Buyer and only to the extent necessary to meet Buyer's obligations under Section 3-05 of Regulation S-X promulgated by the SEC, Seller shall use its commercially reasonable efforts to deliver, as promptly as practicable but in any event no later than 60 days following such request, to Buyer true and complete copies of a balance sheet of the Company as of December 31, 2003 and the related statements of income, changes in stockholders' equity and cash flows for the twelve months then ended (including the notes or other supplementary information thereto), which financial statements shall have been audited and accompanied by the signed audit report of Seller's independent public accountants and shall be prepared in accordance with GAAP, consistently applied and in accordance with the rules and regulations of the SEC, provided that Buyer shall first request a waiver or similar exception from the SEC of the financial statement requirements of Section 3-05 of Regulation S-X that would permit Buyer to provide in its filings with the SEC only an audited balance sheet of the Company and a statement of revenues and direct operating expenses of the Interests as of the same date and for the same periods. In connection therewith, Seller shall use its commercially reasonable efforts to obtain and deliver to Buyer or Seller's independent public accountants any representation letters requested by Buyer or Seller's independent public accountants customarily provided in connection with the audit of financial statements. Buyer shall pay all fees and expenses relating to the audit required by this Section
10.11. Buyer shall use commercially reasonable efforts to assist Seller and its independent public accountants in their efforts to prepare the financial statements required by this Section 10.11.

10.12    PRIVATE BONDS

     Buyer agrees that it will purchase and post performance bonds, guarantees, sureties or plugging bonds in place of those performance bonds, guaranties, sureties, or plugging bonds which have been tendered by Seller, its Affiliates or the Company to various third parties to secure performance by Seller, its Affiliates or the Company under agreements with those third parties, all as listed on Schedule 10.12. Such substituted bonds and guarantees will be in forms that are satisfactory to the third parties that are beneficiaries of such bonds and guarantees, and Buyer will use commercially reasonable efforts to cause Seller to be released within 90 days after the Closing, or as soon thereafter as practicable, from all such bonds and guarantees listed on Schedule 10.12. As soon as such release is obtained, Buyer will provide Seller with evidence, satisfactory to Seller, of Seller and the Company being released from all such bonds and guarantees.

10.13    RETAINED CLAIMS

     Effective as of immediately prior to the Closing, Seller will assume the Company's claims and causes of action identified in Schedule 10.13. Prior to Closing (i) Seller may, and after Closing Buyer will, cause the Company to execute and deliver to Seller such documents as Seller may reasonably request, and (ii) Seller will execute and deliver to Buyer such documents as Buyer may reasonable request, to evidence or effect Seller's assumption of such claims, provided that no warranty, express or implied shall be given with respect to such assumption. Seller will have the right to take any and all action necessary

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to enforce or collect  such  claims in the name of the Company and to retain all proceeds of such enforcement or collection. Buyer will cooperate, and will cause the Company to cooperate, with Seller as reasonably requested by Seller in enforcing or collecting such claims. Seller will bear all costs related to the enforcement or collection of such claims.

     Seller, on behalf of the Company, has conducted but not completed a joint venture audit of Buyer's records relating to revenue and expenses attributable to operations and activities conducted on High Island A-521 and West Cameron 427/426 (the "Audit Properties"). Buyer previously has paid to Seller $500,000 as an advance payment toward any final audit exceptions. As part of the adjustment of the Purchase Price through the Settlement Adjustment set out in
Section 2.5(b)(iii), the Purchase Price will be reduced by $100,000 as part of the settlement of the joint venture audit, and otherwise Seller shall retain the balance of such advance payment as final and complete satisfaction of any audit exceptions which have or may be found with respect to the Audit Properties, and Seller hereby releases Buyer and Buyer hereby releases Seller from any further liabilities with respect to any audit claims or exceptions they have or may have against each other with respect to such Audit Properties. Seller further hereby agrees to indemnify Buyer and hold Buyer harmless from and against any joint venture audit claims by third parties owning an interest in the Audit Properties covering operations and activities conducted on the Audit Properties prior to the Closing Date.

10.14    WAIVER OF DAMAGES

     The Parties agree that in no event will either Party be entitled, and each Party waives the right, to recover incidental, special, exemplary, punitive or consequential damages (other than consequential damages specifically provided for under the provisions of Article 11) of any nature incurred due to any Breach of, or otherwise in connection with, this Agreement, whether in connection with Damages for which a Party is indemnified under the provisions of Article 11, or otherwise.

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

10.15    CERTAIN POST-CLOSING PAYMENTS

     (a) Following the Closing, Seller shall pay to Buyer within five business days of receipt any amounts received by Seller or its Affiliates after the Closing Date relating to the ownership of the Company, or the ownership, operation or use of the Interests or other properties of the Company, that are attributable to any period after Closing, other than amounts relating to Retained Assets. In connection with Seller's normal cash management procedures, Seller maintains a lock box for its benefit and, prior to Closing, the Company's benefit to receive various payments. All amounts that are received at the lock box after Closing for the account of the Company, other than with respect to Retained Assets, will be paid by Seller to Buyer within five business days of receipt thereof by Seller. As promptly as practicable, but not later than five business days, after the Closing, Seller will provide written notice to any parties who are making payments to the lock box and who after Closing should be making such payments to Buyer or to the Company in accordance with instructions provided by Buyer, directing them to make such payments to Buyer or the Company after the Closing in accordance with such instructions.

     (b) Following the Closing, Buyer shall pay to Seller within five business days of receipt any amounts received by Buyer or the Company with respect to the Retained Assets or the ownership of the Company, or the ownership, operation or use of the Interests or other properties of the Company prior to the Effective Date, other than to the extent such amounts are for payments included in Adjusted Current Assets.

10.16    NATURAL GAS SWAPS

     (a) Seller represents and warrants that, as of the Closing Date, the following four natural gas swap contracts (the "Swap Contracts") have been entered into in connection with this transaction by Seller or Seller's
Affiliates: one between Seller and Bank One, N.A., covering varying monthly notional quantities (totaling 9,458,000 MMBTU) for each month of calendar 2005; one between Seller and Wells Fargo Bank, N.A., covering total notional volumes of 4,222,000 MMBTU of natural gas for the last six months of calendar 2004; and two natural gas swap contracts between Denbury Onshore, LLC and Bank of America N.A. covering total notional volumes of 3,900,000 MMBTU of natural gas for the last six months of calendar 2004 and total notional volumes of 6,000,000 MMBTU of natural gas for the period from January 1, 2005 through October 31, 2005, respectively, each as more particularly described on Schedule 10.16.

     (b) Following the Closing and upon Buyer's request, Seller will, or will cause Seller's Affiliate to, assign and transfer zero to four of the Swap Contracts to Buyer (such assigned and transferred Swap Contracts being the "Continuing Swap Contracts"). Within two business days following such request, Seller and Buyer will execute such documents with the counterparties to the Continuing Swap Contracts, if any, as are necessary to effectuate the transfer to Buyer and assumption by Buyer of the Continuing Swap Contracts and by virtue of which Buyer will assume any obligations and be entitled to any benefits under the Continuing Swap Contracts.

     (c) On or after the Closing, and upon Buyer's request, Seller shall cause, or shall cause Seller's Affiliate to cause, the early termination of any Swap

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

Contract that has not been transferred to Buyer in accordance with the provisions set forth above. Any such transaction shall be made in accordance with Buyer's instructions, and at the time specified by Buyer. Buyer shall provide timely notice to Seller of any such transaction and Buyer shall have the right to approve each such transaction; provided, that Buyer shall reasonably accommodate Seller and Seller's counterparties' timing and availability. Seller agrees to not cause the early termination of any Swap Contract other than in accordance with the procedures set forth above; provided, that at any time after the tenth business day following the Closing Date, Seller may cause the early termination in the open market of any Swap Contract that has not been transferred to Buyer or retired prior to such date. Within three business days after the early termination of any Swap Contract by Seller or the settlement of any Swap Contract pursuant to their terms following Closing but before either assignment or early termination, Buyer shall pay to Seller an amount equal to any amounts paid by Seller or Seller's Affiliates to the respective counterparties relating to the settlement or early termination of such Swap Contract and Seller shall pay to Buyer an amount equal to any amounts received by Seller or Seller's Affiliates from the respective counterparties relating to the settlement or early termination of such Swap Contract.

10.17    MULTIPLE PARTY MSAs

     Effective as of the Closing, neither Seller nor any other Affiliate of Seller will be obligated for services provided to the Company pursuant to any of the Multiple Party MSAs identified on Schedule 3.17(b). Buyer will indemnify Seller and hold Seller harmless with respect to any and all obligations of the Company arising under the Multiple Party MSAs for services provided to the Company, Buyer or any Affiliates of Buyer on or after the Closing Date. Seller will indemnify Buyer and the Company and hold Buyer and the Company harmless with respect to any and all obligations of the Seller or its Affiliates arising under the Multiple Party MSAs for services provided to the Seller or its Affiliates on or after the Closing Date. Buyer acknowledges that at any time prior to or after the Closing, Seller may notify the party providing services to Seller or other Affiliates of Seller and the Company under each Multiple Party MSA, that effective as of the Closing, the Company is no longer a party to the Multiple Party MSAs.

10.18    ASSUMPTION OF SHELL OIL GUARANTEE

     With the consent and approval of Shell Offshore, Inc., Buyer will assume, and within 90 days after Closing will provide to Seller evidence satisfactory to Seller that it has assumed, all of Seller's obligations under the Performance Guarantee between Seller and Shell Offshore, Inc., et. al. dated as of June 1, 2004, which guarantees the performance of the Company under the Purchase and Sale Agreement between the Company and Shell Offshore, Inc. dated as of June 1, 2004.

                                   ARTICLE 11
                            INDEMNIFICATION; REMEDIES

11.1     SURVIVAL AND KNOWLEDGE; DISCLAIMERS AND WAIVERS

     (a) All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the certificates delivered pursuant to Section 2.4, and any other certificate or document delivered pursuant to this Agreement, will

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survive the  Closing.  The right to  indemnification  and payment of Damages (as defined below) based on Breach of any representation, warranty, covenant, or obligation will not be affected by notice of such Breach given by Seller to Buyer pursuant to Section 5.5, or given by Buyer to Seller pursuant to Section 6.3, and further will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time prior to Closing (whether before or after the execution and delivery of this Agreement or the Closing Date), with respect to, the accuracy or inaccuracy of
or  noncompliance  with  any  such  representation,   warranty,   covenant,   or
obligation. The waiver of any condition to a Party's obligation to consummate the Contemplated Transactions, which condition is either based on the accuracy of any representation and warranty, or based on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification and payment of Damages, based on such representation, warranty, covenant, or obligation.

     (b) THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ANY OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO EXPRESS, STATUTORY, IMPLIED, COMMON LAW OR OTHER REPRESENTATION OR WARRANTY OF ANY KIND REGARDING, THE INTERESTS, THE COMPANY OR ITS OTHER PROPERTIES AND ASSETS, OR ITS OPERATIONS, CONDUCT OF BUSINESS OR PROSPECTS, INCLUDING ANY IMPLIED WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE INTERESTS OR ANY OF THE COMPANY'S OTHER PROPERTIES OR ASSETS, OR (ii) THE FITNESS OF THE INTERESTS OR ANY OF THE COMPANY'S OTHER PROPERTIES OR ASSETS FOR A PARTICULAR PURPOSE. BUYER HAS INSPECTED THE INTERESTS AND THE COMPANY'S OTHER PROPERTIES AND ASSETS AND IS SATISFIED WITH THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT REGARDING THE INTERESTS, THE COMPANY OR ITS OTHER PROPERTIES AND ASSETS, OR ITS OPERATIONS, CONDUCT OF BUSINESS OR PROSPECTS.

     (c) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO (i) THE AMOUNT, VALUE, QUALITY, QUANTITY OR VOLUME OF ANY OIL, GAS OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER OR ATTRIBUTABLE TO THE INTERESTS, (ii) THE ACCURACY OR MERITS OF ANY ENGINEERING ESTIMATES OR EVALUATIONS AND GEOLOGICAL OR GEOPHYSICAL INTERPRETATIONS (INCLUDING SEISMIC DATA AND SELLER'S ANALYSIS OR INTERPRETATION THEREOF), RELATED TO THE INTERESTS, (iii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE INTERESTS OR CONSTITUTING A PORTION OF THE INTERESTS; (iv) THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS, INCLUDING PRESENT OR FUTURE PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE INTERESTS, (vi) ALLOWABLES OR OTHER REGULATORY MATTERS OR (vii) ANY OTHER PROJECTIONS OR FORECASTS OF A SIMILAR NATURE RELATED TO THE INTERESTS.

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

(d) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY, IMPLIED, COMMON LAW OR OTHER, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, RECORDS, DOCUMENTS OR OTHER INFORMATION (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, IN CONNECTION WITH THE EVALUATION AND NEGOTIATION OF THE CONTEMPLATED TRANSACTIONS INCLUDING INFORMATION CONSTITUTING EVALUATION MATERIAL (AS DEFINED IN THE CONFIDENTIALITY LETTER AGREEMENT), AND ALL OTHER INFORMATION FURNISHED TO BUYER ELECTRONICALLY, ORALLY, IN WRITING OR IN ANY OTHER MEDIUM.

     (e) TO THE EXTENT APPLICABLE, BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT (SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS & COMMERCE
CODE), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR STATUTES ADOPTED IN OTHER STATES, TO THE EXTENT THEY HAVE APPLICABILITY TO THE CONTEMPLATED TRANSACTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS SELECTION, BUYER CONSENTS TO THIS WAIVER.

     (f) BUYER (i) WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLES 2520, ET SEQ.; (ii) ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THE CONTEMPLATED TRANSACTIONS AND THE CONSIDERATION THEREOF; AND (iii) ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF BUYER, HAS BEEN EXPLAINED IN DETAIL AND THAT BUYER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OR WARRANTY OF FITNESS AND WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE INTERESTS.

     (g) TO THE EXTENT APPLICABLE, BUYER HEREBY WAIVES THE PROVISIONS OF THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW (LA. R.S. 51:1402, ET SEQ.). BUYER WARRANTS AND REPRESENTS THAT IT: (i) IS EXPERIENCED AND KNOWLEDGEABLE WITH RESPECT TO THE OIL AND GAS INDUSTRY GENERALLY AND WITH TRANSACTIONS OF THIS TYPE SPECIFICALLY; (ii) POSSESSES AMPLE KNOWLEDGE, EXPERIENCE AND EXPERTISE TO EVALUATE INDEPENDENTLY THE MERITS AND RISKS OF THE TRANSACTIONS HEREIN CONTEMPLATED; AND (iii) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

     (h) THE DISCLAIMERS AND WAIVERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" WAIVERS AND DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

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

11.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

     Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any Loss or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with (a) any Breach of any representation and warranty made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement (determined both as of the date of this Agreement and as of the Closing Date, just as if such representation and warranty were made as of the Closing Date); (b) any Breach by Seller of any covenant or obligation (including any indemnification obligation appearing elsewhere in this Agreement) of Seller in this Agreement; (c) Pre-Closing Date Claims, (d) Damages arising directly or indirectly from, or in connection with, any of the Retained Assets or Retained Liabilities; or (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions. If Closing occurs, the remedies provided in this
Article 11 will be the exclusive remedies available to the Buyer Indemnified Persons for Damages incurred in connection with or related to: (i) any Breach of the representations and warranties in this Agreement, and (ii) any failure by the Seller to perform and comply with any covenants and obligations that, by their terms, were to have been performed or complied with prior to or simultaneously with the Closing, other than with respect to fraud, or with respect to willful misconduct in performing a pre-closing covenant, for which all remedies at law or in equity will remain.

11.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

     Buyer will indemnify and hold harmless Seller and its Representatives and Affiliates (collectively, "Seller Indemnified Persons"), and will pay to Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation and warranty made by Buyer in this Agreement or in any other certificate or document delivered by Buyer pursuant to this Agreement (determined both as of the date of this Agreement and as of the Closing Date, just as if such representation and warranty were made as of the Closing Date), (b) any Breach by Buyer of any covenant or obligation (including any indemnification obligation appearing elsewhere in this Agreement) of Buyer in this Agreement, (c) claims based on actual or alleged liabilities or obligations of the Company or otherwise related to the Interests or the Company's conduct of business, which liabilities or obligations arise out of events occurring after the Closing, including claims against or arising under Seller's Bonds and Liability Agreements, or any of the bonds and guarantees listed on Schedule 10.12, or (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. If the Closing occurs, the remedies provided in this Article 11 will be the exclusive remedies available to Seller Indemnified Persons for

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

Damages incurred in connection with or related to: (i) any Breach of the representations and warranties in this Agreement, and (ii) any failure by the Buyer to perform and comply with any covenants and obligations that, by their terms, were to have been performed or complied with prior to or simultaneously with the Closing, other than with respect to fraud, or with respect to willful misconduct in performing a pre-closing covenant, for which all remedies at law or in equity shall remain.

11.4     TIME LIMITATIONS

     (a) Subject to the following sentence, if the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to: (i) any Breach of the representations and warranties in this Agreement, and (ii) any failure by the Seller to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with prior to or simultaneously with the Closing, unless on or before the first anniversary of the Closing Date, Buyer gives Seller notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Notwithstanding the preceding sentence, a claim may be made by Buyer at any time for indemnification (i) for Damages subject to indemnification under Sections 11.2(c), 11.2(d) or 11.2(e) or (ii) with respect to the Breach of any of the representations and warranties contained in Sections 3.2, 3.3, 3.8, 3.9(j), 3.9(k), 3.9(l), 3.9(o), 3.11, 3.13, 3.15(a) (other than the first sentence of the last paragraph of Section 3.15(a)), or 3.20.

     (b) Subject to the following sentence, if the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to: (i) any Breach of the representations and warranties in this Agreement and, (ii) for any failure by the Buyer to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with prior to or simultaneously with the Closing, unless on or before the first anniversary of the Closing Date, Seller gives Buyer notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller. Notwithstanding the preceding sentence, a claim may be made by Seller at any time for indemnification (i) for Damages subject to indemnification under Sections 11.3(c) or 11.3(d) or (ii) with respect to the Breach of any of the representations and warranties contained in Sections 4.3 or 4.4.

11.5     LIMITATIONS ON AMOUNT--SELLER

     Subject to the following two sentences, Seller will have no liability (for indemnification or otherwise) with respect to (i) any Damages for which Buyer Indemnified Persons are indemnified under clause (a) of Section 11.2, or (ii) any Damages with respect to any covenant or obligation to be performed and complied with by Seller at or prior to the Closing for which Buyer Indemnified Persons are indemnified under Section 11.2, until the total of all such Damages exceeds $1,000,000, and then only for the amount by which the total of all such Damages exceeds such amount. Notwithstanding the preceding sentence and subject to the following sentence, Seller will have liability to indemnify Buyer for all Damages with respect to the Breach of any of the representations and warranties contained in Sections 3.2, 3.3, 3.8, 3.9(j), 3.9(k), 3.9(l), 3.9(o), 3.11, 3.13,
3.15(a) (other than the first sentence of the last paragraph of Section 3.15(a)), or 3.20, and for all Damages subject to indemnification under Sections


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11.2(b) (other than with respect to a covenant or obligation that, by its terms, was to have been performed or complied with prior to or simultaneously with the Closing), 11.2(c), 11.2(d) or 11.2(e). Notwithstanding the preceding two sentences, Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.2 (other than with respect to a covenant or obligation to be performed and complied with by Seller after the Closing) to the extent that the total of all Damages with respect to such matters exceeds $40,000,000.

11.6     LIMITATIONS ON AMOUNT--BUYER

     Subject to the following two sentences, Buyer will have no liability (for indemnification or otherwise) with respect to (i) any Damages for which Seller Indemnified Persons are indemnified under clause (a) of Section 11.3, or (ii) any Damages with respect to any covenant or obligation to be performed and complied with by Buyer at or prior to the Closing for which Seller Indemnified Persons are indemnified under clause (b) of Section 11.3, until the total of all such Damages exceeds $1,000,000, and then only for the amount by which the total of all such Damages exceeds such amount. Notwithstanding the preceding sentence and subject to the following sentence, Buyer will have liability to indemnify Seller for all Damages with respect to the Breach of any of the representations and warranties contained in Sections 4.3 or 4.4, and for all Damages subject to indemnification under Sections 11.3(b) (other than with respect to a covenant or obligation that, by its terms, was to have been performed or complied with prior to or simultaneously with the Closing), 11.3(c) or 11.3(d). Notwithstanding the preceding two sentences, Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.3 (other than with respect to a covenant or obligation to be performed and complied with by Buyer after the Closing) to the extent that the total of all Damages with respect to such matters exceeds $40,000,000.

11.7     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly  after receipt by a Person  indemnified  under Section 11.2 or
11.3 (in either case, an "Indemnified Party") of notice of the commencement of any Proceeding against it by a third party (a "Third Party Claim"), such Indemnified Party will, if a claim is to be made against a Person required to provide indemnification under Section 11.2 or 11.3 (in either case, an "Indemnifying Party"), give notice to the Indemnifying Party of the commencement of such Third Party Claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced by the Indemnified Party's failure to give such notice.

     (b) If any Third Party Claim is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Third Party Claim, the Indemnifying Party will be entitled to participate in such Third Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, (ii) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party, or
(iii) the  Indemnifying  Party  fails to  provide  reasonable  assurance  to the


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

Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim), to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation; provided, that the Indemnifying Party shall be responsible for the fees and expenses of such separate co-counsel if the Indemnified Party shall determine in good faith that (i) an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate, or (ii) there is one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party. If Seller is the Indemnifying Party and it assumes the defense of a Third Party Claim, Seller will have control of all decisions and actions related to insurance providing coverage with respect to such Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Third Party Claim are within the scope of and subject to indemnification;
(ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to such compromise or settlement. If notice is given to an Indemnifying Party of the commencement of any Third Party Claim and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party will be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Party.

     (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Third Party Claim, but the Indemnifying Party will not be bound by any determination of a Third Party Claim so defended, or any compromise or settlement effected, without its consent (which may not be unreasonably withheld).

11.8     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

     A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought.

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

11.9     EXPRESS NEGLIGENCE RULE

     THE INDEMNITIES SET FORTH IN THIS ARTICLE 11 SHALL APPLY NOTWITHSTANDING ANY STATE'S "EXPRESS NEGLIGENCE RULE" OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PERSON'S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FOR IN THIS ARTICLE 11 SHALL APPLY TO AN INDEMNIFIED PERSON'S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE, OR STRICT LIABILITY FOR CLAIMS UNDER CERCLA. THE PARTIES AGREE THAT THIS PROVISION IS "CONSPICUOUS" FOR PURPOSES OF ALL STATE LAWS.

                                   ARTICLE 12
                               GENERAL PROVISIONS

12.1     EXPENSES

     Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will cause the Company not to incur or be liable for any out-of-pocket expenses in connection with this Agreement, including severance and other employee costs. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a Breach of this Agreement by the other Party.

12.2     PUBLIC ANNOUNCEMENTS

     Except as otherwise required by any applicable Legal Requirement, including the rules of any stock exchange on which either Buyer or Seller is listed, neither Buyer nor Seller nor any of their respective Related Persons will issue or cause the publication of any press release or other public announcement about, or otherwise make any public statement concerning, the Contemplated Transactions without the consent of the other Party, which consent may not be unreasonably withheld. Further, prior to any disclosure as required by any applicable Legal Requirement, including the rules of a stock exchange, such required Party will provide the other Party a reasonable opportunity to review and comment on the form of the disclosure and such required Party will incorporate any reasonably requested changes to such disclosure, if the requested changes would not (a) cause a violation of any applicable Legal Requirement, including the rules of a stock exchange, or (b) be inconsistent with that Party's prior practices on similar disclosures.

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

12.3     CONFIDENTIALITY, NO SOLICITATION, NO TRADE

     (a) Each Party agrees that all Confidential Information (as defined below) received by a Party (the "Receiving Party") from the other Party (the "Disclosing Party", and which term, when Buyer is the Receiving Party, will include Seller, the Company and Seller's other Affiliates) will be kept confidential by the Receiving Party, will not be disclosed by the Receiving Party in any manner whatsoever, and will not be used by the Receiving Party in any way whatsoever, including in any way that is directly or indirectly in competition with or detrimental to the Disclosing Party or for any other purpose, other than in connection with the evaluation or negotiation of the Contemplated Transactions, except that (i) any of the Confidential Information may be disclosed to the Receiving Party's Representatives for the purpose of evaluating the Contemplated Transactions if the Receiving Party's Representatives are informed by the Receiving Party of the confidential nature of the information and are required to treat the information confidentially,
(ii) any disclosure of Confidential Information may be made if the Disclosing Party consents to the disclosure in writing, (iii) Confidential Information may be disclosed by the Receiving Party or any of the Receiving Party's Representatives to the extent that, in the opinion of counsel for the Receiving Party or its Representatives, they are legally compelled to do so, if prior to making such disclosure, the party being legally compelled to disclose the information advises and consults with the Disclosing Party regarding the disclosure and the party being legally compelled to disclose the information discloses only that portion of the Confidential Information as is legally required, and (iv) any Confidential Information may be disclosed to any banks or other financial institutions or other prospective investors that may provide financing to the Receiving Party if such banks or other financial institutions or other prospective investors agree to comply with the provisions of this
Section 12.3. Seller agrees that Buyer or the Company shall have the benefit of and shall be entitled to enforce any confidentiality agreements entered into by the Seller with respect to information about or related to the Company or the Interests and Seller will take such action as reasonably requested by Buyer or the Company to enforce such agreements, at the expense of the Buyer or the Company.

     (b) When Buyer is the Receiving Party, the term "Confidential Information" means all information disclosed to Buyer by Seller, the Company, or any of Seller's other Affiliates (irrespective of the form of communication) about or related to Seller, the Interests or the Company, or any of Seller's other Affiliates, including all "Evaluation Material" disclosed to Buyer, as such term is defined in the letter agreement entered into between Buyer and Seller dated April 8, 2004 (the "Confidentiality Letter Agreement"), other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the Receiving Party or any of the Receiving Party's Representatives, (ii) was or becomes available to the Receiving Party on a nonconfidential basis prior to disclosure to the Receiving Party or its Representatives, (iii) was or becomes available to the Receiving Party from a source other than the Disclosing Party or its Representatives if the source is not known by the Receiving Party to be prohibited from making such disclosure by a confidentiality agreement with the Disclosing Party, or (iv) was available to the Receiving Party under any joint operating agreement or other agreement to which the Company and the Receiving Party are both parties. After the Closing, when Buyer is the Receiving Party, the term "Confidential Information" only means information (irrespective of the form of communication) to the extent it is about or related to Seller or any of Seller's Affiliates other than the Company, and will no longer include information about or related to the Company.

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

     (c) When Seller is the Receiving Party, the term "Confidential Information" means all information disclosed to Seller by Buyer (irrespective of the form of communication) about or related to Buyer, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by the Receiving Party or any Receiving Party's Representative, (ii) was or becomes available to the Receiving Party on a nonconfidential basis prior to disclosure to the Receiving Party or its Representatives, (iii) was or becomes available to the Receiving Party from a source other than the Disclosing Party or its Representatives; provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with the Disclosing Party, or (iv) was available to the Receiving Party under any joint operating agreement or other agreement to which Buyer and the Receiving Party are both parties. After the Closing, when Seller is the Receiving Party, the term "Confidential Information" also means all information to the extent that it is about or relates to the Company or the Interests and that is known to Seller on the Closing Date, other than information which Seller must use or disclose in connection with a Tax Return, in order to comply with a Legal Requirement, or for other legitimate purposes.

     (d) If this Agreement is terminated, each Receiving Party will promptly return, and will use their Best Efforts to cause all of their Representatives to promptly return, all Confidential Information to the Disclosing Party without retaining any copies, except that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the Receiving Party or the Receiving Party's Representatives will be destroyed.

     (e) Without prejudice to any other rights or remedies available to a Party under this Agreement, each Party acknowledges and agrees that money damages would not be an adequate remedy for any Breach of the provisions of this Section
12.3 and that the nonbreaching Party shall also be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual Breach of this Section 12.3.

     (f) Subject to the following sentence, this Section 12.3 supersedes the Confidentiality Letter Agreement. The Confidentiality Letter Agreement is hereby terminated, except that any cause of action for breach of the Confidentiality Letter Agreement will survive the termination for the period of the applicable statute of limitations for the cause of action.

     (g) Buyer agrees that, except as permitted by Section 10.4, without the prior consent of Seller, Buyer will not for a period of one year from the date of this Agreement, directly or indirectly solicit for employment any person to whom the Buyer was introduced or of whom the Buyer became aware through the negotiation of this Agreement or consummation of the Contemplated Transactions and who is now employed by Seller or any of its Subsidiaries or the Company; provided that soliciting shall not include the solicitation of any such person by general advertising, such as in a newspaper, periodical, trade journal or by posting of a position on the internet.

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

     (h) Buyer agrees that if this Agreement is terminated then until one year after Buyer complies with the requirements of Section 12.3 (d) above, or if Closing occurs then until one year after Closing, Buyer will not without the prior approval of the Board of Directors of Seller (i) acquire or make any proposal to acquire any securities or property of Seller, (ii) propose to enter into any merger or business combination involving Seller or purchase a material portion of the assets of Seller, (iii) make or participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of any securities of Seller, (iv) form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Seller, (v) otherwise act or seek to control or influence the management, Board of Directors or policies of Seller, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, or
(vii) take any action which might require Seller to make a public announcement regarding the possibility of a business combination or merger. Except as provided above, Buyer also agrees during such period not to request Seller (or its directors, officers, employees, affiliates or advisors) to amend or waive any provision of this Section 12.3 (h).

12.4     NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when received if (a) delivered by hand or by facsimile (in either case with written confirmation of receipt), (b) mailed by certified or registered mail, return receipt requested, (c) sent by a nationally recognized overnight delivery service (receipt requested) or (d) in each case to the appropriate address set forth below (or to such other address or facsimile number as a Party may designate by notice to the other Party pursuant to this Section 12.4):

         if to Seller, to:

                  Denbury Resources Inc.
                  5100 Tennyson Parkway
                  Suite 3000
                  Plano, Texas 75024
                  Telephone:  (972) 673-2000
                  Facsimile:  (972) 673-2150
                  Attention: Phil Rykhoek and H. Raymond Dubuisson

                  with a copy to:

                           Jenkens & Gilchrist
                           1401 McKinney, Suite 2600
                           Houston, Texas 77010
                           Telephone:  (713) 951-3300
                           Facsimile:  (713) 951-3314
                           Attention: Donald Brodsky and Seth Freedman

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

         if to Buyer, to:

                  Newfield Exploration Company
                  363 N. Sam Houston Parkway E., Suite 2020
                  Houston, Texas 77060
                  Telephone:  (281) 847-6036
                  Facsimile: (281) 405-4255
                  Attention:  Terry W. Rathert

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin Street
                           Houston, Texas 77002-6760
                           Telephone:  (713) 758-1074
                           Facsimile:  (713) 615-5926
                           Attention:  James H. Wilson

12.5     JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of Texas, County of Collin, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas. Each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein, and each of the Parties waives the right to a jury trial in any such action or proceeding. Process in any action or proceeding referred to in this section may be served on any party anywhere in the world.

12.6     FURTHER ASSURANCES

     The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7     WAIVER

     The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other agreements and documents to be entered into or delivered in connection with this Agreement.

12.8     ENTIRE AGREEMENT AND MODIFICATION

     This Agreement and the Confidentiality Letter Agreement (to the extent not terminated) supersede all prior agreements between the Parties with respect to their subject matter and constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by the Parties.

12.9     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither Party may assign any of its rights under this Agreement without the prior consent of the other Party except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer so long as Buyer remains obligated on this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

12.10    SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11    TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.12    GOVERNING LAW

     This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

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

12.13    COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                     SIGNATURES APPEAR ON FOLLOWING PAGE(S)











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



SIGNATURE PAGE(S) FOR STOCK PURCHASE AGREEMENT MADE AS OF JULY 19, 2004 BETWEEN DENBURY RESOURCES INC. AND NEWFIELD EXPLORATION COMPANY





     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.


                             Seller:

                             DENBURY RESOURCES INC.

                             By:      /s/ Phil Rykhoek
                                      ------------------------------------
                             Name:    Phil Rykhoek
                             Title:   Senior Vice President and
                                      Chief Financial Officer


                             Buyer:

                             NEWFIELD EXPLORATION COMPANY

                             By:      /s/ Terry W. Rathert
                                      ------------------------------------
                             Name:    Terry W. Rathert
                             Title:   Vice President and Chief Financial Officer